Exhibit 10(b)

SAVINGS PLAN OF ENTERGY CORPORATION AND SUBSIDIARIES VII

ARTICLE I - INTRODUCTION

1.01 Name and Purpose of Plan. This Plan shall be known as the Savings Plan of Entergy Corporation and Subsidiaries VII (the "Plan"). The purpose of this Plan is to provide eligible Employees an opportunity to further their financial independence and provide for their future needs by systematically investing a portion of their income, supplemented by contributions of the Employers. The Plan is intended to constitute a profit-sharing plan with a cash or deferred arrangement that satisfies the applicable requirements for qualification and exemption under Code  401(a), 401(k) and 501(a) and an Employee Stock Ownership Plan under Code 4975(e) (7), and the provisions of this Plan shall be interpreted accordingly.

The Plan is designed to comply with, and is to be construed in accordance with, the requirements of the Economic Growth and Tax Relief Reconciliation Act of 2001 ("EGTRRA") and regulations and guidance issued thereunder. Any provision of the Plan that is inconsistent with the provisions of EGTRRA shall be unenforceable.

1.02 Permanency of the Plan. The Employers hope and expect to continue the Plan indefinitely but reserve the right to amend or terminate it, or discontinue making contributions to it, and each Employer reserves the right to withdraw from the Plan subject to the provisions hereinafter set forth.

1.03 Independent Benefits. The benefits payable from this Plan are independent of any benefits the Employee is or may become entitled to under any other funded pension, profit sharing, stock bonus or savings plan.

1.04 Trust Agreement. It is the intention of the Employers that the Trust Agreement, which is a part of the Plan, shall meet the requirements of the Employee Retirement Income Security Act of 1974, as amended, and that the Plan and Trust thereunder shall be qualified and exempt under Code 401(a) and 501(a).

1.05 Defense of Marriage Act. It is intended that this Plan shall comply with the provisions of federal law as expressed in the federal Defense of Marriage Act of 1996. Unless and until further Plan amendments extend benefits or protections to individuals in same gender marriages or domestic partnerships, this Plan shall not recognize a same gender partner as a spouse, lawful spouse or any similar term used by the Plan. In determining the meaning of any term used by the Plan that refers to marriage, legally married, or any similar term, such term shall mean only a legal union between one man and one woman as husband and wife. Notwithstanding any definition to the contrary, for purposes of this Plan (a) the term "spouse" shall mean a person of the opposite sex who is the lawful spouse of a Participant, under the laws of the state or jurisdiction of the Participant's domicile, and at the relevant time period stated under the applicable Plan provisions; and (b) the term "married" or "legally married" shall mean a legal union with a "spouse," as such term is defined immediately above.

1.06 Effective Date of Plan. This Plan shall be effective as of the date and time of the closing of the sale of the Palisades Nuclear Power Plant in Covert, Michigan and the Big Rock Independent Spent Fuel Storage Installation in Charlevoix County, Michigan from Consumers Energy Company to Entergy Nuclear Palisades, LLC ("Effective Date").

ARTICLE II - DEFINITIONS

As used in the Plan and in the Trust Agreement entered into pursuant to the Plan, the following words shall have the meanings indicated, unless the context clearly requires a different meaning:

    "Account" shall mean the bookkeeping account established by the Trustee for each Participant to which is credited all contributions made under the Plan, and all earnings and interest thereon, and from which is debited all losses and any distributions or withdrawals therefrom. The term "Account" shall include the following sub-Accounts established by the Plan: the Employee After-Tax Account, the Deferral Account, the Defined Company Contributions Account, the Rollover Account, the Loan Account, the Dividend Reinvestment Account and the Company Matching Account, maintained for each Member pursuant to Section 7.01. A separate accounting shall be maintained with respect to each such sub-Account.

    "Affiliate" means one or more corporations, trades or businesses that, together with the Company, constitute a controlled group of corporations within the meaning of Code 414(b), a group of trades or businesses under common control within the meaning of Code 414(c), an affiliated service group within the meaning of Code  414(m), or a designated group within the meaning of Code 414(o).

    "After Tax Contributions" shall mean the Contributions of a Participant pursuant to Section 4.01.

    "Beneficiary" shall mean the person or persons designated by a Member to whom distribution of his interest in the Trust shall be made in the event of his death prior to the full receipt thereof. A Member may, prior to termination of his employment, designate a Beneficiary or multiple or contingent Beneficiaries to whom distribution of his interest in the Trust Fund shall be made in the event of his death prior to the full receipt thereof; provided, however, that in the event a Participant or former Participant is married, such Beneficiary shall be deemed to be the Participant's or former Participant's surviving spouse. The Member may elect to change or revoke his designated Beneficiary at any time; provided, however, that, except as otherwise permitted by Code 417(a) (2), such election by a Participant or former Participant shall not be effective unless such surviving spouse provides written consent which acknowledges the effect of such election and is witnessed by a Plan representative or a notary public. The affirmative designation of any Beneficiary and any elected change or revocation thereof by a Member shall be made either on designation of beneficiary forms provided by the Committee or on-line at the web site designated by the Committee, and shall not in any event be effective unless and until filed with the Committee in accordance with the terms and conditions set forth in the written or electronic designation of beneficiary procedures implemented by the Committee and chosen by the Member. If no designated or deemed Beneficiary survives the Member, or if an unmarried Member fails to designate a Beneficiary under the Plan, the amount payable upon the death of the Member shall be paid to the legal representative of the Member's estate or to such other person as is duly authorized to receive payment by order of a court of competent jurisdiction.

    "Board" shall mean the Board of Directors of Entergy Corporation.

    "Break-In-Service" shall mean a 12-consecutive month period (computation period) during which the Participant has not completed more than five hundred (500) Hours of Service. In the case of an individual who is absent from work for maternity or paternity reasons, the twelve consecutive month period beginning on the first anniversary of the first date of such absence shall not constitute a Break-In-Service. For purposes of this paragraph, an absence from work for maternity and paternity reasons means an absence (a) by reason of the pregnancy of the individual, (b) by reason of the birth of a child of the individual, (c) by reason of the placement of a child with the individual in connection with the adoption of such child by such individual, or (d) for purposes of caring for such child for a period beginning immediately following such birth or placement. An Eligible Military Leave of Absence that is subject to the provisions of USERRA and the regulations issued thereunder shall not result in a Break-in-Service, provided the Employee returns to work with the Employer within the time prescribed by USERRA and the regulations issued thereunder following the period of Eligible Military Leave of Absence.

    "Catch-Up Deferral Contributions" shall mean the Contributions of a Participant pursuant to Section 4.01(c).

    "Claims Administrator" shall mean the Committee or any person or entity to whom or which the Committee delegates all powers and authority necessary for denial or partial denial of claims for benefits under the Plan.

    "Claims Appeal Administrator" shall mean the Committee or any person or entity to whom or to which the Committee delegates all powers and authority necessary for discretionary administration of appeals from the denial or partial denial of claims for benefits under the Plan.

    "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

    "Committee" shall mean the Employee Benefits Committee, as from time to time composed, established pursuant to Section 13.01.

    "Company" shall mean, with respect to its Employees, Entergy Nuclear Operations, Inc. and any other System Company that adopts the Plan in accordance with Article XVI.

    "Company Matching Account" shall mean that portion of the Trust assets valued pursuant to Section 7.02 attributable to Company Matching Contributions made on behalf of any Member, and the earnings thereon.

    "Company Matching Account - ESOP" shall mean that portion of a Member's Company Matching Account that the Member has directions in effect for the investment in the ESOP Entergy Corporation Stock Fund. A Member may elect to diversify, in accordance with Section 9.04, all or a portion of the amount credited to his Company Matching Account - ESOP, in which case the amount so diversified thereafter shall be invested in the Member's Company Matching Account - Profit Sharing.

    "Company Matching Account - Profit Sharing" shall mean that portion of a Member's Company Matching Account that the Member has directions in effect for the investment in Funds other than the ESOP Entergy Corporation Stock Fund.

    "Company Matching Contributions" shall mean the Employer contributions made on behalf of a Participant pursuant to Section 5.01.

    "Company Matching Contributions - ESOP" shall mean that portion of a Participant's Company Matching Contributions to the extent allocated to his Company Matching Account - ESOP.

    "Company Matching Contributions - Profit Sharing" shall mean that portion of a Participant's Company Matching Contributions to the extent allocated to his Company Matching Account - Profit Sharing.

    "Deferral Account" shall mean that portion of the Trust assets valued pursuant to Section 7.02 attributable to Deferral Contributions and Qualified Non-Elective Contributions made by the Employer pursuant to Section 5.03 on behalf of any Member, and the earnings thereon.

    "Deferral Account - ESOP" shall mean that portion of a Member's Deferral Account to the extent the Member has directions in effect for the investment of his Deferral Account in the ESOP Entergy Corporation Stock Fund. A Member may elect to diversify, in accordance with Section 9.04, all or a portion of the amount credited to his Deferral Account - ESOP, in which case the amount so diversified thereafter shall be invested in the Member's Deferral Account - Profit Sharing.

    "Deferral Account - Profit Sharing" shall mean that portion of a Member's Deferral Account to the extent the Member has directions in effect for the investment of his Deferral Account in Funds other than the ESOP Entergy Corporation Stock Fund.

    "Deferral Contributions" shall mean the contributions made on a before-tax basis on behalf of a Participant pursuant to Section 4.01 in lieu of payment of an equal amount to the Participant as compensation.

    "Deferral Contributions - ESOP" shall mean that portion of a Participant's Deferral Contributions to the extent allocated by the Participant to his Deferral Account - ESOP.

    "Deferral Contributions - Profit Sharing" shall mean that portion of a Participant's Deferral Contributions to the extent allocated by the Participant to his Deferral Account - Profit Sharing.

    "Defined Company Contributions" shall mean the Defined Company Contributions made on behalf of a Participant pursuant to Section 5.02.

    "Defined Company Contributions Account" shall mean that portion of the Trust assets valued pursuant to Section 7.02 attributable to Defined Company Contributions made on behalf of a Participant, and the earnings thereon.

    "Defined Company Contributions Account - ESOP" shall mean that portion of a Member's Defined Company Contributions Account to the extent the Member has directions in effect for its investment in the ESOP Entergy Corporation Stock Fund. A Member may elect to diversify, in accordance with Section 9.04, all or a portion of the amount credited to his Defined Company Contributions Account - ESOP, in which case the amount so diversified thereafter shall be invested in the Member's Defined Company Contributions Account - Profit Sharing.

    "Defined Company Contributions Account - Profit Sharing" shall mean that portion of a Member's Defined Company Contributions Account to the extent the Member has directions in effect for its investment in Funds other than the ESOP Entergy Corporation Stock Fund.

    "Defined Company Contribution Eligible Employee" shall mean each Palisades Bargaining Employee, other than a Palisades Bargaining Employee who immediately before the closing of the sale of the Palisades Nuclear Power Plant from Consumers Energy Company to Entergy Nuclear Palisades, LLC was eligible to accrue benefits in the Pension Plan for Employees of Consumers Energy Company or a Palisades Bargaining Employee who is eligible to accrue benefits in a qualified defined benefit pension plan of Entergy Corporation.

    "Defined Company Contributions - ESOP" shall mean that portion of a Participant's Defined Company Contributions to the extent allocated by the Participant to his Defined Company Contributions Account - ESOP.

    "Defined Company Contributions - Profit Sharing" shall mean that portion of a Participant's Defined Company Contributions to the extent allocated by the Participant to his Defined Company Contributions Account - Profit Sharing.

    "Disability" shall mean that a Participant is unable to work due to the total and permanent disability of the Participant as is established by evidence satisfactory to the Committee or its delegee.

    "Dividend Reinvestment Account" shall mean that portion of the Trust assets valued pursuant to Section 7.02 attributable to dividends on the investment of the Member's Company Matching Account in the ESOP Entergy Corporation Stock Fund which are reinvested into Entergy Corporation Stock pursuant to Section 9.10.

    "Dividend Reinvestment Account - ESOP" shall mean that portion of a Member's Dividend Reinvestment Account to the extent the Member has directions in effect for the investment of his Dividend Reinvestment Account in the ESOP Entergy Corporation Stock Fund. A Member may elect to diversify, in accordance with Section 9.04, all or a portion of the amount credited to his Dividend Reinvestment Account - ESOP, in which case the amount so diversified shall be invested in the Member's Dividend Reinvestment Account - Profit Sharing. Notwithstanding the foregoing however, dividends which are reinvested in accordance with Section 9.10 must first be invested in the ESOP Entergy Corporation Stock Fund.

    "Dividend Reinvestment Account - Profit Sharing" shall mean that portion of a Member's Dividend Reinvestment Account to the extent the Member has directions in effect for the investment of his Dividend Reinvestment Account in Funds other than the ESOP Entergy Corporation Stock Fund.

    "Early Retirement Age" shall mean the attainment of 55 years of age.

    "Earnings" shall mean a Participant's regular straight-time salary or wages from the Employer, including cost of living allowances from the Employer. "Earnings" shall include the amount, if any, such Employee defers as Deferral Contributions under this Plan, and under a cafeteria plan under Code  125 (including, without limitation, amounts contributed to a flexible spending account covered by such cafeteria plan) or under Code  132(f)(4), but excluding non-regular pay, such as bonuses, overtime, shift differential, premium pay and extraordinary payments such as meal allowances, reimbursed expenses, termination pay, moving pay, severance pay, tuition reimbursements, cash and non-cash taxable fringe benefits, commuting expenses, tax gross-up payments, deferred compensation, income from stock options and any contributions on behalf of the Participant paid by the Employer to any other employee benefit plan (within the meaning of ERISA), all determined in accordance with such uniform rules, regulations or standards as may be prescribed by the Committee. An Employee's total Earnings taken into account under the Plan for any Plan Year beginning after December 31, 2001, shall not exceed $200,000, as adjusted for cost-of-living increases in accordance with Code 401(a)(17)(B). In the event of a short Plan Year or other determination period of less than twelve (12) months, the annual limitation shall equal an amount determined by multiplying the otherwise applicable annual compensation limit for such year by a fraction, the numerator of which is the number of months in the short period, and the denominator of which is twelve (12). Only amounts earned while an Employee is a Participant shall be counted as Earnings. Earnings shall not include Company Matching contributions or Defined Company Contributions or any other Employer contributions made on behalf of the Employee to this Plan or any other plan qualified under Code 401.

    "Effective Date" shall mean the general effective date of the Plan.

    "Eligible Military Leave of Absence" shall mean a leave of absence to perform service in the Uniformed Services as defined in the Uniformed Services Employment and Reemployment Rights Act of 1994 ("USERRA") and that is subject to the provisions of USERRA and the regulations issued thereunder.

    "Employee" shall mean any person who is covered by a System Company's payroll, who is receiving regular pay from such payroll and who is actively employed by a System Company. The determination of a person's employment status shall be made by the System Company for whom the person is providing services in accordance with such System Company's standard employment practices, which shall be non-discriminatorily applied and communicated to its Employees. An "Employee" shall also mean an individual who is a Leased Employee. In the event any individual who has not been treated as an Employee for purposes of the Plan is reclassified as an Employee on a retroactive basis, such individual shall not be treated as an Employee for purposes of the Plan for any period prior to the date he is so reclassified and is extended by the Employer the opportunity to be a Participant.

    "Employee After-Tax Account" shall mean that portion of the Trust assets valued pursuant to Section 7.02 attributable to a Member's own contributions made on an after-tax basis, and the earnings thereon.

    "Employee After-Tax Account - ESOP" shall mean that portion of a Member's Employee After-Tax Account to the extent the Member has directions in effect for the investment of his Employee After-Tax Account in the ESOP Entergy Corporation Stock Fund.

    "Employee After-Tax Account - Profit Sharing" shall mean that portion of a Member's Employee After-Tax Account to the extent the Member has directions in effect for the investment of his Employee After-Tax Account in Funds other than the ESOP Entergy Corporation Stock Fund.

    "Employee After-Tax Contributions" shall mean the contributions made by a Participant on an after-tax basis pursuant to Section 4.01.

    "Employee After-Tax Contributions - ESOP" shall mean that portion of a Participant's Employee After-Tax Contributions to the extent allocated by the Participant to his Employee After-Tax Account - ESOP.

    "Employee After-Tax Contributions - Profit Sharing" shall mean that portion of a Participant's Employee After-Tax Contributions to the extent allocated by the Participant to his Employee After-Tax Account - Profit Sharing.

    "Employer" shall mean, with respect to its Employees, Entergy Nuclear Operations, Inc. and any System Company that adopts the Plan in accordance with Article XVI.

    "Employment" shall mean the service of an Employee with a System Company or, with the approval of the Personnel Committee of the Board, a Predecessor Company.

    "Entergy Corporation Stock" shall mean shares of common stock of Entergy Corporation and the common stock of any successor corporation by merger or reorganization.

    "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

    "ESOP Accounts" shall mean the Company Matching Account - ESOP, Account, Deferral Account - ESOP, Employee After-Tax Contributions Account - ESOP, Defined Company Contributions Account - ESOP, Dividend Reinvestment Account - ESOP, Rollover Account - ESOP, and to the extent invested in the ESOP Entergy Corporation Stock Fund, any other Member Account.

    "ESOP Entergy Corporation Stock Fund" shall mean an investment Fund that is invested exclusively in Entergy Corporation Stock.

    "Fund" or "Funds" shall mean the ESOP Entergy Corporation Stock Fund and such other investment funds as shall be established from time to time by the Committee.

    "Hardship Withdrawal" shall mean a withdrawal on account of hardship pursuant to Section 8.02(c).

    "Highly Compensated Employee" shall mean and include highly compensated active Employees and highly compensated former Employees. A highly compensated active Employee means any Employee who:

    (a) was a 5-percent owner at any time during the determination year or the look-back year, within the meaning of Code 414(q)(2); or

    (b) for years beginning after December 31, 1996, in the look-back year received compensation from the Employer in excess of $80,000, as adjusted for cost of living increases in accordance with Code 414(q). For this purpose, "compensation" shall mean compensation as defined in Code 414(q) (4).

    For this purpose, the determination year shall be the Plan Year. The look-back year shall be the twelve-month period immediately preceding the determination year.

    A highly compensated former Employee includes any Employee who separated from service (or was deemed to have separated from service) prior to the determination year, performs no service for the Employer during the determination year, and was a highly compensated active Employee for either the separation year or any determination year ending on or after the Employee's 55th birthday. The determination of who is a Highly Compensated Employee, including the determinations of the number and identity of Employees in the top-paid group and the compensation that is considered, will be made in accordance with Code 414(q) and the regulations issued thereunder.

    "Hour of Service" means each hour for which an Employee has been directly or indirectly compensated or paid, or entitled to Earnings or other payment, by an Employer for the performance of services. "Hours of Service" also shall include each hour for which an Employee has been directly or indirectly compensated or paid, or entitled to such compensation or other payment, by an Employer for times for which no services are performed (regardless of whether the employment relationship has terminated) as for example, vacations, holidays, sickness and incapacity, but excluding hours for which payment is received in the form of workers compensation, unemployment compensation, disability payments, and retirement payments. Overtime hours shall be included in Hours of Service at straight time only. Full-time salaried exempt employees shall be credited with ten (10) Hours of Service per day for each day for which the Employee is compensated by the Employee, and part-time salaried Employees shall be credited with Ninety-Five (95) Hours of Service for each semi-monthly pay period for which the Employee is compensated by the Employer. Each Employee will also be credited with an Hour of Service for each hour of back pay, either awarded or agreed to by the Employer, irrespective of mitigation of damages. The aforesaid Hours of Service shall be credited in accordance with Department of Labor Regulations 2530.200b2 (b) and 2(c), when applicable.

    "Investment Manager" shall mean any Investment Manager appointed by the Committee pursuant to Section 12.01.

    "Leased Employee" shall mean any person (other than an employee of the recipient) who pursuant to an agreement between an employer and any other person ("leasing organization") has performed services for an employer (or for an employer and related persons determined in accordance with Code 414(n) (6)) on a substantially full time basis for a period of at least one year, and such services are performed under the primary direction or control of an employer. Notwithstanding the definition of "Employee" above, a Leased Employee shall not be considered an Employee if: (a) such individual is covered by a money purchase pension plan providing: (1) a nonintegrated employer contribution rate of at least 10 percent of compensation, as defined in Code 415(c)(3), but including amounts contributed pursuant to a salary reduction agreement which are excludable from the individual's gross income under Code 125, 402(e)(3), 402(h) or 403(b), (2) immediate participation, and (3) full and immediate vesting; and (b) Leased Employees do not constitute more than 20 percent of the non-highly compensated workforce of the System Companies.

    "Loan Account" shall mean the Account maintained for a Participant in order to administer a loan to a Participant from the Participant's Accounts pursuant to Article X.

    "Member" shall mean (a) a Participant or former Participant, (b) an Alternate Payee under a Qualified Domestic Relations Order to the extent of any rights in Plan benefits granted to such Alternate Payee under such order, and (c) in the event of the Participant's death, any Beneficiaries, or any one of them, to the extent any such person or persons may have an interest in the Trust.

    "Normal Retirement Age" shall mean the attainment of 65 years of age.

    "Palisades Bargaining Employee" shall mean an operating, maintenance and construction bargaining unit employee of the Company who is a member of Local 150 of the United Workers Union of America, AFL-CIO, represented by its Michigan State Utility Workers Council, and whose principal work location is the Palisades Nuclear Power Plant in Covert, Michigan or the Big Rock Independent Spent Fuel Storage Installation in Charlevoix County, Michigan.

    "Participant" shall mean a Palisades Bargaining Employee who satisfies the eligibility requirements for participation in the Plan pursuant to Section 3.05, and who has not ceased to be a Participant under Section 3.07. Notwithstanding any provision to the contrary, while an individual is performing services in one of the following categories, he shall not be a Participant:

    (a) An Employee who is a nonresident alien and who receives no earned income from an Employer that constitutes income from sources within the United States (within the meaning of Code 861(a) (3)).

    (b) An Employee who is included in a unit of Employees covered by a collective bargaining agreement, except to the extent specifically agreed in a collective bargaining agreement between his Employer and the applicable collective bargaining representative.

    (c) An individual who is classified by a System Company as an independent contractor, as evidenced by its failure to withhold taxes from his compensation, even if the individual is in fact the System Company's common-law employee;

    (d) An individual who is working for a third party other than a System Company providing goods or services (including temporary employee services) to a System Company whom the System Company does not regard to be its common law employee, as evidenced by its failure to withhold taxes from his compensation, even if the individual is in fact the System Company's common-law employee;

    (e) An individual who is classified by an Employer as a leased employee, or who is determined to be a Leased Employee;

    (f) An individual who agreed orally or in writing to be ineligible for participation in the Plan or the employee benefits provided by the System Company for whom he is providing services; and

    (g) An individual excluded from being a Participant by any other Plan provision.

    "Plan" shall mean the "Savings Plan of Entergy Corporation and Subsidiaries VII," the terms and conditions of which are herein set forth, including any amendments hereto. The Plan is intended to constitute two types of plans qualified under Code 401, which follows:

    (a) a Profit Sharing Plan which consists of the Company Matching Account - Profit Sharing, Employee After-Tax Account - Profit Sharing, Deferral Account - Profit Sharing, Defined Company Contributions Account - Profit Sharing , Rollover Account - Profit Sharing, Dividend Reinvestment Account - Profit Sharing, and to the extent not invested in the ESOP Entergy Corporation Stock Fund, any other Member Account; and

    (b) a Stock Bonus Plan which constitutes an Employee Stock Ownership Plan as defined under Code 4975(e) (7) ("ESOP") and which consists of the Company Matching Account - ESOP, Employee After-Tax Account - ESOP, Deferral Account - ESOP, Defined Company Contributions Account - ESOP, Rollover Account - ESOP, Dividend Reinvestment Account - ESOP, and to the extent invested in the ESOP Entergy Corporation Stock Fund, any other Member Account. The ESOP portion of the Plan is designed to invest primarily in Entergy Corporation Stock.

    "Plan Forfeiture Account" shall mean the Account maintained to which forfeitures from the Company Matching Account are credited.

    "Plan Year" shall mean the calendar year. For the year in which the Plan is adopted, the Plan Year shall mean the short Plan Year beginning with the effective date of the Plan and ending December 31st of the year of the effective date of the Plan.

    "Predecessor Company" shall mean any organization acquired by or predecessor to an Employer or a System Company.

    "Profit Sharing Plan Accounts" shall mean the Company Matching Account - Profit Sharing, Employee After-Tax Account - Profit Sharing, Deferral Account - Profit Sharing, Defined Company Contributions Account - Profit Sharing, Dividend Reinvestment Account - Profit Sharing, Rollover Account - Profit Sharing, and to the extent not invested in the ESOP Entergy Corporation Stock Fund, any other Member Account.

    "Retirement" shall mean the termination of Employment of a Member with any and all System Companies on or after Normal Retirement Age or Early Retirement Age, or on or after such earlier date as of which such Participant is otherwise eligible for an immediate benefit from any qualified defined benefit retirement plan sponsored by any System Company.

    "Rollover Account" shall mean that portion of the Trust assets valued pursuant to Section 7.02 attributable to a Member's Rollover Contributions made pursuant to Section 4.04, but excluding after-tax rollover contributions, which shall be credited to the Participant's Employee After-Tax Account.

    "Rollover Account - ESOP" shall mean that portion of a Member's Rollover Account that the Member has directions in effect for the investment in the ESOP Entergy Corporation Stock Fund. A Member may elect to diversify, in accordance with Section 9.04, all or a portion of the amount credited to his Rollover Account - ESOP, in which case the amount so diversified thereafter shall be invested in the Member's Rollover Account - Profit Sharing.

    "Rollover Account - Profit Sharing" shall mean that portion of a Member's Rollover Account that the Member has directions in effect for the investment in Funds other than the ESOP Entergy Corporation Stock Fund.

    "Rollover Contribution" shall mean a direct rollover or contribution of an eligible rollover distribution, as described in Section 4.04.

    "Sponsor" shall mean Entergy Corporation or any successor thereto.

    "System Company" or "System Companies" shall include Entergy Corporation and, except as otherwise provided by the Plan, any corporation 80% or more of whose stock (based on voting power or value) is owned, directly or indirectly, by Entergy Corporation and any partnership or trade or business which is 80% or more controlled, directly or indirectly, by Entergy Corporation.
    "Trust" shall mean the total trust fund established and maintained under the Plan, to which all contributions are paid and from which benefits are disbursed as provided for herein.

    "Trust Agreement" shall mean the trust agreement created for the maintenance and investment of Plan assets, which agreement forms a part of the Plan.

    "Trustee" shall mean the person or persons acting at any time as Trustee under the Trust Agreement.

    "Valuation Date" shall mean the close of business on each day the New York Stock Exchange is open.

    "Vesting Service" shall mean the total number of Years of Service with the Employer or another System Company. A Year of Service includes any calendar year during which the Employee is credited with at least 1,000 Hours of Service. The following rules shall apply in calculating Vesting Service:

(a) An Employee shall not receive more than one year of Vesting Service for any calendar year.

(b) A person will be credited for any employment, including as a Leased Employee, with an employer while such employer is a member of an affiliated service group (under Code 414(m)), a controlled group of corporations (under Code 414(b)) or a group of trades or businesses under common control (under Code 414(c)) with Entergy Corporation or any other entity required to be aggregated with Entergy Corporation pursuant to Code 414(o)).

(c) Any person who performed services as an Employee of an Employer in any capacity other than as an eligible Employee shall, upon becoming an eligible Employee, be credited with Vesting Service for his or her employment in such other capacity, determined in accordance with this section.

(d) Notwithstanding the foregoing, no Vesting Service shall be credited for any period of employment with an Employer prior to the date it became an Employer.

(e) Each Palisades Bargaining Employee who is a "Bargaining Unit Transferred Employee," as defined in the Asset Sale Agreement by and among Consumers Energy Company, as Seller, and Entergy Nuclear Palisades, LLC, as Buyer, dated as of July 11, 2006, shall receive Vesting Service credit for all Credited Service (as defined in such Asset Sale Agreement) with Consumers Energy Company or its respective affiliates.

ARTICLE III - ELIGIBILITY PARTICIPATION AND MEMBERSHIP

3.01 Eligible Plan Participants. Each Palisades Bargaining Employee shall be eligible to make Deferral Contributions and Employee After-Tax Contributions and share in the allocation of Company Matching Contributions as of the first day he is actively employed as a Palisades Bargaining Employee with an Employer. Each Defined Company Contribution Eligible Employee shall be eligible to share in the allocation of Defined Company Contributions for the first full pay period following 90 calendar days from his first day he is actively employed with the Employer. Each Palisades Bargaining Employee who is a "Bargaining Unit Transferred Employee," as defined in the Asset Sale Agreement by and among Consumers Energy Company, as Seller, and Entergy Nuclear Palisades, LLC, as Buyer, dated as of July 11, 2006, shall receive service credit for purposes of the 90-day service requirement for all Credited Service (as defined in such Asset Sale Agreement) with Consumers Energy Company or its respective affiliates.
    Change In Eligibility Status. If a Participant transfers employment from an eligible job status to an excluded status, no subsequent contributions shall be made to the Plan on the Participant's behalf. An Employee shall not be eligible to participate in this Plan during such time as he is actively participating in another tax-qualified defined contribution plan sponsored by Entergy Corporation or by any other System Company.

    Collective Bargaining Unit Employees. Notwithstanding Sections 3.01, 3.02 and 3.07, an Employee of an Employer who is included in a bargaining unit covered by a collective bargaining agreement shall be eligible to participate in the Plan only to the extent specifically agreed in a collective bargaining agreement between his Employer and the applicable collective bargaining representative.

3.04 Leased Employees. Notwithstanding Sections 3.01, 3.02 and 3.07, an Employee who is a Leased Employee shall not be eligible to participate in the Plan.

3.05 Participant. Any Palisades Bargaining Employee, other than an individual who is ineligible under Section 2.63 to be a Participant, who satisfies the requirements of Section 3.01, 3.02 or 3.08 may become a Participant in the Plan for purposes of making Deferral Contributions and Employee After-Tax Contributions by filing with the Committee, in such form and manner as the Committee may prescribe, an application on which he has designated a contribution rate under Section 4.01, authorized his Employer to make regular payroll deductions or regular salary or wage reductions, or both, pursuant to Section 4.06, and has made his investment election among the Funds pursuant to Section 9.04. Notwithstanding the foregoing, a Defined Company Contribution Eligible Employee will become a Participant in the Plan for purposes of Defined Company Contributions as of the first day of the first full pay period after completion of the 90 day service requirement in Section 3.01, regardless of whether he has filed an application for participation in the Plan or has elected to make Deferral Contributions or Employee After-Tax Contributions to the Plan.

3.06 Auto Enrollment. An Employee, other than an individual who is ineligible under Section 2.63 to be a Participant, will be enrolled automatically in the Plan for purposes of Deferral Contributions as of the first day of the first full pay period following 180 calendar days after the first day the Employee is actively employed by the Company, unless prior thereto the Employee affirmatively enrolls in the Plan pursuant to Section 3.05 or affirmatively declines to participate in the Plan for purposes of Deferral Contributions and Employee After-Tax Contributions.

                    3.07 Cessation of Participation.

(a) A Participant shall cease to be a Participant with respect to Employee After-Tax Contributions and Deferral Contributions to the Plan upon the occurrence of any of the following:

(1) his voluntary suspension of all his Employee After-Tax Contributions and Deferral Contributions under Section 4.01;

(2) the suspension of all his Employee After-Tax Contributions and Deferral Contributions as a result of a Hardship Withdrawal; or

(3) the suspension of the all his Employee After-Tax Contributions and Deferral Contributions as a result of a withdrawal of all or part of his vested Company Matching Contributions Account.

(b) A Participant shall cease to be a Participant with respect to any Contributions to the Plan upon the occurrence of any of the following:

(1) his Retirement, death, or Termination Date;

(2) the date as of which he is no longer an Employee of an Employer as defined in Section 2.40 (including, without limitation, by reason of Disability); or

(3) the date he would no longer be eligible to become a Participant by reason of Section 2.63, 3.02, 3.03 or 3.04.

Notwithstanding the foregoing, a former Employee who receives Earnings within 2-1/2 months following the former Employee's Termination Date shall not cease to be a Participant until the earlier of the date of the last payment of Earnings to such former Employee or 2-1/2 months following the former Employee's Termination Date.

3.08 Reinstatement. If an Employee ceases to be a Participant in the Plan for purposes of Deferral Contributions and Employee After-Tax Contributions, he shall be eligible to apply to become a Participant in the Plan for purposes of Deferral Contributions and Employee After-Tax Contributions again at the applicable time provided in this Section 3.08, provided he is not otherwise ineligible to be a Participant and he notifies the Committee of his contribution election, in such form and manner as the Committee may prescribe:
    if he voluntarily suspended all his Employee After-Tax Contributions and Deferral Contributions under Section 4.01, pursuant to Section 4.03, at any time;

    if he suspended his Employee After-Tax Contributions and Deferral Contributions under Section 4.01 as a result of a Hardship Withdrawal, on the first day of the calendar month following the date six (6) months from the date of the Hardship Withdrawal; or

    If he suspended his Employee After-Tax Contributions and Deferral Contributions under Section 8.02(b)(4) as a result of a withdrawal of all or part of his vested Company Matching Contributions Account, on the first day of the calendar month following the expiration of the period set forth in Section 8.02(b)(4)(iii).

3.09 Membership. A former Participant shall continue to be a Member (even though no longer a Participant) until all his Accounts under the Plan have been distributed in full to him, or to his Beneficiary.

ARTICLE IV - PARTICIPANT CONTRIBUTIONS

4.01 Participant Election.

(a) Upon applying (or reapplying) for participation in the Plan and subject to Sections 4.02, 6.02 and 6.04, each Participant shall elect a whole percentage contribution rate, not to exceed fifty percent (50%) of his Earnings, to be withheld from his Earnings and contributed to the Plan. Such Participant shall designate to the Committee, in such form and manner as the Committee may prescribe, which may include a requirement to use a telephone voice response or other automated election system, what percentage of his Earnings to be contributed shall constitute Employee After-Tax Contributions, if any, and what percentage shall constitute Deferral Contributions, if any. For any Plan Year, the Committee may increase or decrease the maximum amount of Contribution by providing a notice to Participants prior to the beginning of the year. Additionally, the Employer may reduce the Deferral Contribution percentage elected for any group of or all Participants for purposes of complying with Code 401(k) or regulations issued thereunder. In such event, the amount not considered to be Deferral Contributions shall be considered Catch-Up Deferral Contributions, if the Employee is eligible to make such contributions, and Employee After-Tax Contributions, as the Committee shall deem appropriate. A Participant's Employee After-Tax Contributions shall be made by means of payroll deduction in accordance with Section 4.06 and shall be credited to his Employee After-Tax Account. Deferral Contributions on behalf of a Participant shall be made by means of salary or wage reduction in accordance with Section 4.06 and shall be credited to his Deferral Account. Any such election shall be effective as soon as administratively feasible after receipt by the Committee (or its delegate); provided, however, that except for occasional bona fide administrative considerations, Contributions made pursuant to such an election cannot precede the earlier of the performance of services relating to the Contribution or the date when the Compensation that is subject to the election would be currently available to the Employee in the absence of an election to defer. An Employee is not required to file such election immediately upon becoming an eligible Participant but may, subject to any rules the Committee may adopt, file the election at a later date.

(b) Notwithstanding the foregoing, a Participant who has not applied for participation in the Plan pursuant to Section 3.05 and who has not affirmatively declined to participate in the Deferral Contributions and Employee After-Tax Contributions provisions of the Plan, will automatically have his Earnings reduced by 6% as soon as administratively feasible following 180 calendar days after the first day the Employee is actively employed by the Company, and such amount shall be contributed to the Plan as Deferral Contributions.

(c) In addition to the Deferral Contributions authorized by Section 4.01(a), all Participants who are eligible to make Deferral Contributions under this Plan and who have attained age 50 before the close of the Plan Year shall be eligible to make Catch-Up Deferral Contributions in accordance with, and subject to the limitations of Code 414(v). Such Catch-Up Deferral Contributions shall not be taken into account for purposes of Code  402(g) and 415. This Plan shall not be treated as failing to satisfy the provisions of the Plan implementing the requirements of Code  401(k) (3), 410(b) or 416, as applicable, by reason of the making of such Catch-Up Deferral Contributions.

4.02 Limitations on Employee After-Tax and Deferral Contributions.

(a) Except to the extent permitted under Section 4.01(c) for Catch-Up Deferral Contributions, in no event shall the aggregate of a Participant's Employee After-Tax Contributions and Deferral Contributions for any Plan Year exceed fifty percent (50%) of his Earnings for such Plan Year.

(b) Except to the extent permitted under Section 4.01(b) for Catch-Up Deferral Contributions, the maximum amount of Deferral Contributions on behalf of a Participant in any calendar year, combined with Code 401(k) elective deferrals under any other qualified plan maintained by the Employer or any other System Company during such calendar year, may not exceed the limits imposed by Code 402(g), as may be from time to time adjusted by the Secretary of the Treasury. Once the Participant's Deferral Contributions in a calendar year, combined with Code 401(k) elective deferrals under any other qualified plan maintained by the Employer during such calendar year, equals the Code 402(g) limits, the Participant's Deferral Contributions will be treated for purposes of the Plan as Employee After-Tax Contributions for the remainder of the calendar year and until the beginning of the next calendar year, or until the Participant changes or suspends his Contribution rate pursuant to Section 4.03. If, notwithstanding the foregoing, the Participant's Deferral Contributions (excluding any Catch-Up Deferral Contributions) exceed the Code 402(g) limits, the amount in excess of such limit, plus any earnings as determined under the Plan on such excess amount, shall be recharacterized as Catch-Up Deferral Contributions if the Employee is eligible to make Catch-Up Deferral Contributions, but only up to the maximum available limit of Catch-Up contributions for the Employee for the Plan Year. Any remaining Excess Deferral Contributions, together with all income on such excess for the year in which the excess contribution was made (but not including any gap period income), shall be distributed to the Participant no later than April 15 following the close of the calendar year in which such excess Deferral Contributions are made. Excess Deferral Contributions to be distributed for a taxable year will be reduced by Excess Contributions previously distributed for the Plan Year beginning in such taxable year. Any Company Matching Contributions which matched a distributed excess Deferral Contribution shall be forfeited and credited to the Plan Forfeiture Account and then applied pursuant to Section 8.05. The Committee may prospectively decrease or cease a Participant's Contributions with or without the Participant's consent if the Committee determines such action to be necessary to ensure the Participant's Contributions do not exceed the limits described herein.

(c) In the event that a Participant provides timely notice to the Committee in accordance with Code 402(g)(3) and regulations issued thereunder that the Participant's Code  402(g) limitation has been exceeded for any year taking into account not only this Plan and other plans maintained by the Company and its Affiliates, but also by taking into account plans maintained by other employers, the excess designated by the Participant, together with all income on such excess for the year in which the excess contribution was made (but not including any gap period income) may, but need not, be returned to the Participant. If the Committee elects to distribute the amount of any excess, distribution shall be made no later than the first April 15 following the end of the calendar year for which the limitation has been exceeded

(d) Notwithstanding anything in this Plan to the contrary, the Committee may limit a Participant's Deferral Contributions and Employee After-Tax Contributions at any time during the Plan Year in order to satisfy the discrimination tests set forth in Article VI and the limitations set forth in Section 4.02(a) and 6.04.

(e) The Participant is prohibited from making elective Deferral Contributions and Employee After-Tax Contributions to the Plan for at least six (6) months after receipt of any Hardship Withdrawal from this Plan pursuant to Section 8.02(c).

(f) The Participant is prohibited from making elective Deferral Contributions and Employee After-Tax Contributions to the Plan for the period of time set forth in Section 8.02(b)(4)(iii) after receipt of a withdrawal of all or part of his vested Company Matching Contributions Account, pursuant to Section 8.02(b)(4).

4.03 Change in Amount of Contributions.

The Contribution rates elected by a Participant shall remain in force until he ceases to be a Participant or until he delivers notice to his Employer of his election of different Contribution rates, which notice shall be in such form and manner as the Committee may prescribe, including a requirement to use a telephone voice response or other automated election system. A Participant may change or suspend his Contribution rate of Employee After-Tax Contributions or Deferral Contributions, or both, only so often as the Committee shall permit. Any such election shall be effective as soon as administratively feasible after receipt by the Committee (or its delegate). All administrative rules of the Committee implementing the provisions of this Section shall be uniformly applied to all Employees similarly situated.

4.04 Rollover Contributions.

The Plan will accept a direct rollover by a Participant of an eligible rollover distribution from a qualified plan described in Code 401(a) or 403(a) (including after-tax employee contributions, in which case the Plan shall account separately for that portion of such distribution that is includible in gross income and the portion of such distribution that is not so includible, and excluding Roth 401(k) contributions), an annuity contract described in Code 403(b), excluding after-tax employee contributions, and an eligible plan under Code 457(b) which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state. The Plan will accept a Participant contribution of an eligible rollover distribution from a qualified plan described in Code 401(a) or 403(a), excluding after-tax employee contributions and Roth 401(k) contributions, an annuity contract described in Code 403(b), and an eligible plan under Code 457(b) which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state. The Plan will accept a Participant rollover contribution of the portion of a distribution from an individual retirement account or annuity described in Code 408(a) or 408(b) (other than a Roth individual retirement account) that is eligible to be rolled over and would otherwise be includible in gross income. Such contribution may be made upon written application to the Employer in such form and manner as the Committee may prescribe. That portion of a Rollover Contribution representing after-tax contributions, but excluding earnings on such after-tax contributions, shall be credited to a Participant's Employee After-Tax Account, and the remaining Rollover Contribution amount shall be credited to the Participant's Rollover Account. An Employee who has not yet met the requirements of Article III of the Plan may become a Member solely for the purpose of making Rollover Contributions under this Section 4.04. In its discretion, the Committee may condition acceptance of the Rollover Contribution upon receipt of satisfactory evidence demonstrating that the contribution is eligible for rollover treatment in accordance with applicable provisions of the Code. Rollover Contributions shall not be considered Contributions for purposes of plan limits on deferrals under Code 402 (g) or annual additional under Code 415.

4.05 Employees Returning From Eligible Military Leave of Absence.

The following provisions shall apply to a Participant who is absent from active employment with the Company on account of an Eligible Military Leave of Absence and who returns to active employment with the Company under terms and conditions that entitle the Participant to the protections of USERRA and the regulations issued thereunder:

(a) Makeup-Up Contributions. The Participant may elect (either in lieu of or in addition to the Contributions that the Participant may elect to make under Section 4.01 with respect to the Employee's Earnings earned on and after his reemployment) to make Contributions with respect to the period of his Eligible Military Leave of Absence . The Participant may elect these make-up Contributions during the period that begins on the date of the Participant's reemployment from the Eligible Military Leave of Absence and extends for five years from the date of reemployment or for a period equal to three times the Participant's period of Eligible Military Leave of Absence, whichever is less. The make-up Contributions may not exceed the maximum amount of Contributions that would have been permitted under the Plan and applicable Code provisions had the Participant been continuously employed by the Company during the period of his Eligible Military Leave of Absence, reduced by the amount of Contributions actually made by the Participant during the period of his Eligible Military Leave of Absence.

(b) Eligible Earnings for Make-Up Contributions. For purposes of determining the maximum amount of make-up Contributions permissible under Section 4.05(a), the Participant's Earnings during the period of his Eligible Military Leave of Absence shall be deemed to equal the rate of pay that the Participant would have received from the Company but for the period of Eligible Military Leave of Absence; provided that if such amount cannot be determined with reasonable certainty, the Participant's Earnings for the period of Eligible Military Leave of Absence shall be deemed to equal the Participant's average Earnings from the Company and from Consumers Energy Company for the twelve (12) month period immediately preceding the Participant's period of Eligible Military Leave of Absence (or if the Participant was employed by the Company and Consumers Energy Company for less than the full twelve (12) month period immediately preceding his period of Eligible Military Leave of Absence, the Participant's average Earnings from the Company and Consumers Energy Company for the Participant's entire period of employment with the Company preceding the Participant's period of Eligible Military Leave of Absence).

(c) Matching Contributions and Defined Company Contributions. The Company shall make a Company Matching Contribution with respect to the Participant's make-up Contributions in an amount equal to the amount of Company Matching Contributions that would have been made on behalf of the Participant had the make-up Contributions been made during the period of Eligible Military Leave of Absence and shall make a Defined Company Contribution on behalf of the Employee equal to the amount that the Employee would have received as an Defined Company Contribution under the Plan if the Employee had not been on Eligible Military Leave of Absence, based upon imputed compensation determined under the USERRA and the regulations issued thereunder.

(d) Earnings Not Credited. No adjustment shall be made to the Participant's Account to reflect the gain or loss that would have been credited (or charged) to the Participant's Account had the make-up Contributions and Company Matching Contributions described in this Section 4.05 been made during the period of Eligible Military Leave of Absence rather than following the Participant's return to active employment.

4.06 Methods of Contributions. The Employee After-Tax Contributions of a Participant shall be made by payroll deductions. Except as the Committee may determine on a uniform and consistent basis, the amount to be deducted for each pay period shall be determined by multiplying the Participant's Earnings for each payroll period by his applicable Employee After-Tax contribution rate. The Deferral Contributions on behalf of a Participant shall be made by salary or wage reduction. Except for any special salary or wage reduction procedures implemented by the Committee with respect to Catch-Up Deferral Contributions under Section 4.01(c), the amount to be deducted for each pay period for such Deferral Contributions shall be determined by multiplying the Participant's Earnings for each payroll period by his applicable Deferral Contribution rate.

                    4.07 Payment of Participant Contributions.

Employee After-Tax Contributions shall be made in cash and deposited with the Trustee on or before the 15th day after the end of the month during which they are withheld. Deferral Contributions shall be paid in accordance with Section 5.05.

ARTICLE V - EMPLOYER CONTRIBUTIONS

5.01 Company Matching Contributions.

(a) Each Employer shall make a Company Matching Contribution equal to the applicable percentage (as set forth in Section 5.01(b)) of the Deferral Contributions (excluding Catch-Up Deferral Contributions) and Employee After-Tax Contributions made by each Participant for a given pay period, which contributions shall be credited to the Participant's Company Matching Account. However, each Employer shall not match Deferral Contributions and Employee After-Tax Contributions to the extent they together exceed 6% of the Participant's Earnings for that pay period.

(b) Subject to Sections 5.01(a), 6.02 and 6.04, the Company Matching Contribution percentage shall be equal to sixty percent (60%) of such portion of the Deferral Contributions (excluding Catch-Up Deferral Contributions) and Employee After-Tax Contributions made by the Participant for a given pay period that do not exceed six percent (6%) of the Participant's Earnings with respect to such pay period.

(c) Notwithstanding any provision of this Section 5.01 to the contrary, Company Matching Contributions shall not be made with respect to (i) Catch-Up Deferral Contributions and (ii) Deferral Contributions that are initially designated by the Participant as Catch-Up Deferral Contributions, but are subsequently determined not to be Catch-Up Deferral Contributions.

5.02 Defined Company Contributions.

The Employer will make a Defined Company Contribution to the Defined Company Contributions Account of each Defined Company Contribution Eligible Employee who has satisfied the eligibility requirements in Section 3.01 equal to five percent (5%) of his Earnings for each applicable pay period earned while he is a Defined Company Contribution Eligible Employee. If a Defined Company Contribution Eligible Employee shall cease to be eligible to participate in the Defined Company Contributions pursuant to Article III, the Earnings earned after such date shall not be taken into account.

5.03 Qualified Non-Elective Contributions.

In the event that the Plan cannot satisfy the requirements of Sections 6.02 for a Plan Year, prior to the return of any Excess Contributions, the Committee, in its sole discretion, may require each Employer to make a special Employer contribution to the Plan prior to the last day of the twelve (12) month period immediately following the applicable Plan Year on behalf of Participants who are employed on the last day of the Plan Year and who are not Highly Compensated Employees. Qualified Non-Elective Contributions shall be allocated in the ratio in which each such Participant's Earnings for the Plan Year bears to the total Earnings of all such Participants. Contributions made on behalf of a Participant pursuant to this Section 5.03 shall be credited to his Deferral Account. Qualified Non-Elective Contributions shall be 100% vested and nonforfeitable.

5.04 Plan Forfeitures.

Plan forfeitures may, at the election of the Committee, be applied toward plan administration expenses or applied to reduce Company Matching Contributions or Defined Company Contributions under the Plan, under the provisions of Section 8.05.

5.05 Payment of Company Contributions.

Company Matching Contributions and Defined Company Contributions shall be made directly to and deposited with the Trustee on or before the 31st day after the end of the month with respect to which they are to be made, or as soon thereafter as is administratively feasible, but in no event later than the last day on which the Employer may file its tax returns (including extensions thereof) for the Plan Year to which such Employer contribution relates. Deferral Contributions shall be made in cash and deposited with the Trustee on or before the 15th business day after the end of the month during which they are withheld. All Employer contributions are made conditioned upon the contribution being allowed as a deduction.

ARTICLE VI - LIMITATIONS ON ALLOCATIONS

6.01 Discrimination Testing - Definitions and Application

(a) For purposes of Sections 6.02, 6.03 and 6.04 the following definitions shall apply:

(1) "Compensation" shall mean compensation as defined in Code 414(s) and the regulations thereunder. The term "Compensation" for these purposes shall not exceed $200,000 as adjusted for cost-of-living increases in accordance with Code 401(a) (17) (B). The $200,000 limitation shall not be applied in determining Highly Compensated Employees as defined hereinabove.

(2) "Eligible Employee" shall mean all Participants eligible to make Deferral Contributions for the Plan Year and all Employees who would be a Participant for the Plan Year but for the sole reason that they failed to make Deferral Contributions for the Plan Year.

(b) The Plan is subject to the limitations of Code  401(k), which are incorporated herein by reference. Each of the provisions of this Article VI shall apply with respect to each Plan Year.

6.02 Restrictions on Deferral Contributions.

The Deferral Contributions - Profit Sharing made to the Profit Sharing portion of this Plan and the Deferral Contributions - ESOP made to the ESOP portion of this Plan are tested under the same ADP test.

(a) Nondiscrimination Test for Deferral Contributions. The Actual Deferral Percentage ("ADP") for Eligible Employees who are Highly Compensated Employees for each Plan Year and the ADP for Eligible Employees who are not Highly Compensated Employees ("Non-Highly Compensated Employees") for the preceding Plan Year must satisfy one of the following ADP tests (calculated to the nearest one-hundredth of a percentage point):

(1) The ADP for Eligible Employees who are Highly Compensated Employees for the Plan Year shall not exceed the ADP for Eligible Employees who are Non-Highly Compensated Employees for the preceding Plan Year multiplied by 1.25; or

(2) The ADP for Eligible Employees who are Highly Compensated Employees for the Plan Year shall not exceed the ADP of Eligible Employees who are Non-Highly Compensated Employees for the preceding Plan Year multiplied by 2.0, provided that the ADP for Eligible Employees who are Highly Compensated Employees does not exceed the ADP for Eligible Employees who are Non-Highly Compensated Employees by more than two (2) percentage points.

For the first Plan Year, the ADP for Eligible Employees who are Non-Highly Compensated Employees for the preceding Plan shall be deemed to be the ADP for Eligible Employees who are Non-highly Compensated Employees for the first Plan Year.

(b) Rules Applicable to Nondiscrimination Test for Deferral Contributions. The ADP for each of the two specified groups of Eligible Employees for a Plan year means the average of the ratios (calculated separately for each Eligible Employee in such group) of:

(1) the amount of Deferral Contributions for the Plan Year, but excluding Deferral Contributions which are recharacterized as Employee After-Tax Contributions, and including, at the election of the Committee, some or all of any Qualified Non-Elective Contributions and/or Company Matching Contributions, to

(2) the Eligible Employee's Compensation for the period during the Plan Year for which the Employee was an Eligible Employee.

Deferral Contributions will be taken into account for purposes of determining the ADP of an Eligible Employee only if they relate to Compensation that either would have been received by the Eligible Employee in the Plan Year (but for the deferral election) or was attributable to service performed during the Plan Year and would have been received by the Eligible Employee within 2-1/2 months after the close of the Plan Year (but for the deferral election).

Qualified Non-Elective Contributions and Company Matching Contributions may only be taken into account in calculating the ADP test to the extent that such contributions are not precluded from being taken into account under the regulations under Code 401(k).

The ADP of any Participant who is a Highly Compensated Employee for a Plan Year and who is eligible to have Deferral Contributions (and Qualified Non-Elective Contributions and/or Company Matching Contributions treated as Deferral Contributions for purposes of the ADP test) allocated to his Account under two or more arrangements described in Code  401(k) that are maintained by the Employer or another System Company shall be determined as if such amounts were made under a single arrangement. Notwithstanding the foregoing, certain plans shall be treated as separate plans if mandatorily disaggregated under regulations issued under Code 401(k).

(c) Distribution of Excess Contributions.

(1) Excess Contributions. Excess Contributions shall mean, with respect to any Plan Year, the excess of:

(i) the aggregate amount of contributions actually taken into account in computing the ADP of Highly Compensated Employees for such Plan Year, over

(ii) the maximum amount of such contributions permitted by the ADP test (determined by reducing such contributions made on behalf of Highly Compensated Employees in order of their amount of such contributions, beginning with the highest of such amounts). To the extent that a Highly Compensated Employee has not reached his or her Catch-Up Deferral Contribution limit as defined in Code 414(v), excess contributions allocated to such Highly Compensated Employee will be classified as Catch-Up Deferral Contributions and shall not be treated as Excess Contributions.

(2) Distribution or Recharacterization of Excess Contributions. The amount of Excess Contributions to be distributed or recharacterized shall be reduced by excess Deferral Contributions previously distributed for the taxable year ending in the same Plan Year.

(3) Time for Distribution of Excess Contributions. Notwithstanding any other provision of this Plan, Excess Contributions, plus any income and minus any loss allocable under the Plan for the Plan Year and for the period between the end of the Plan Year and the date of distribution, shall be distributed no later than twelve (12) months after the close of the Plan Year to Participants to whose Accounts such Excess Contributions were allocated for the Plan Year. Excess Contributions are allocated to the Highly Compensated Employees with the largest amounts of contributions taken into account in calculating the ADP test for the Plan Year in which the excess arose, beginning with the Highly Compensated Employee with the largest amount of such contribution and continuing in descending order until all the Excess Contributions have been allocated. For purposes of the preceding sentence, the "largest amount" is determined after distribution of any Excess Contributions. Excess Contributions shall be treated as annual additions under Section 6.04.

In determining the amount to be distributed, Excess Contributions shall be adjusted for any income or loss based upon a reasonable method of computing the applicable income or loss. The method used must be applied consistently to all Participants, must be used for all corrective distributions under the Plan for the Plan Year, and must be the same method used by the Plan in allocating income or loss to Participants' Accounts. The Plan will not fail to use a reasonable method of computing income allocable to Excess Contributions merely because the income allocable to Excess Contributions is determined on a date that is no more than seven (7) days before the distribution.

6.03 Forfeitures of Company Matching Contributions.

The amount of Company Matching Contributions that match Deferral Contributions, which are considered Excess Contributions shall be forfeited and credited to the Plan Forfeiture Account and then applied pursuant to Section 8.05.

6.04 Maximum Allocation.

(a) Notwithstanding any provision in the Plan to the contrary, except to the extent permitted under Section 4.01(c) and Code 414(v) (with respect to Catch-Up Deferral Contributions), no annual additions to a Member's Accounts (other than his Rollover Account and Loan Account, as applicable) under the Plan for any Plan Year shall exceed the lesser of $40,000, as adjusted for increases in the cost-of-living under Code 415(d) or 100% of the Participant's annual compensation. For purposes of this Section and also for purposes of determining whether the Plan is Top Heavy pursuant to Article XVIII of the Plan, a Participant's annual compensation means, with respect to any Plan Year, wages as defined in Code 3401(a) and all other payments of compensation to a Participant by the Employer (in the course of the Employer's trade or business) for which the Employer is required to furnish the Participant a written statement under Code 6041(d), 6051(a)(3) and 6052. A Participant's annual compensation also shall include any elective deferrals (as defined in Code 402(g)(3)) and shall include any amount contributed or deferred by the Employer at the election of the Participant and which is not includible in the gross income of such Participant by reason of Code 125 , 457 or 132(f)(4). For purposes of the preceding sentences, annual compensation must be determined without regard to any rules under Code 3401(a) that limit the remuneration included in wages based on the nature or location of the employment or the services performed (such as the exception for agricultural labor in Code 3401(a)(2)).

(b) For purposes of applying this Section 6.04, all defined contribution plans of the Employer and any other System Company shall be combined or aggregated, and the limitations on annual additions shall be determined on the basis of a Participant's contributions on his behalf under all such plans. Solely for purposes of this Section 6.04, "more than 50%" shall be substituted for "at least 80%" where it appears in Code 1563(a) (1) for purposes of the definition of System Company.

(c) Notwithstanding anything to the contrary, if any addition to a Member's Accounts (other than his Rollover Account and Loan Account) causes the annual addition for such Member for such Plan Year to exceed the limitation set forth in (a) above, the Contributions made by the Member for the Plan Year to such Member's Employee After-Tax Account or Deferral Account which cause such excess, and any gains attributable thereto, shall be returned to the Member. Any Company Matching Contributions which matched a distributed excess After-Tax Contribution or Excess Deferral Contribution shall be forfeited and credited to the Plan Forfeiture Account and then applied pursuant to Section 8.05. In addition, the Committee may prospectively decrease or cease a Participant's Contributions to the Plan if the Committee determines such action is necessary to ensure the Plan complies with the limitations on contributions under Code 415.

(d) For purposes of this Section 6.04, annual additions shall mean the sum of the following amounts credited to a Participant's Account for the Plan Year:

(1) Employer contributions;

(2) Company Matching Contributions;

(3) Deferral Contributions;

(4) Employee After-Tax Contributions;

(5) Forfeitures;

(6) Amounts allocated to an Individual Medical Benefit Account, as defined in Code 415(1)(2), which is part of a pension or annuity plan maintained by the Employer;

(7) Amounts derived from contributions paid or accrued, which are attributable to post-retirement medical benefits, allocated to the separate account of a Key Employee, as defined in Code 419A(d)(2), under a welfare benefit fund, as defined in Code 419(e), maintained by the Employee; and

(8) Amounts allocated under a simplified employee pension plan as defined in Code  408(k).

ARTICLE VII - ACCOUNTING AND VALUATION

7.01 Accounting.

The Committee shall maintain, or cause to be maintained, records that accurately reflect the interest of each Member in the Trust, including all contributions, income and withdrawals. Such records shall clearly distinguish between and among a Member's various sub-Accounts, as applicable, and shall clearly represent the interest of each sub-Account in each Fund. Such records shall be kept primarily for recordkeeping purposes in such manner as to permit ascertainment of each Member's interest as of each and every Valuation Date and shall not require segregating the Trust for each Account.

7.02 Valuation of Funds.

As of each Valuation Date, the Trustee shall compute the net value of each Fund pursuant to the terms of the Trust Agreement.

7.03 Member Statements.

At least once each year the Committee shall cause to be furnished to each Member a statement of the contributions made by him and his Employer, and the value of his various Accounts. Said statement shall contain such information as is necessary for the Member to clearly distinguish between contributions and Plan income and shall include such other information as the Committee may deem appropriate.

ARTICLE VIII - PLAN PAYMENTS AND WITHDRAWALS

8.01 Retirement, Disability, Termination of Employment and Death.

    Upon the Retirement (at Early Retirement Age or Normal Retirement Age), Disability, or other termination of Employment of a Participant, the vested portion of his Accounts shall be paid to him in accordance with Sections 8.06, 8.07, 8.08 and 8.09. Upon the death of a Member, the vested portion of his Accounts shall be paid to his Beneficiary in accordance with Sections 8.06, 8.07, 8.08 and 8.09.

    Notwithstanding any other Plan provision to the contrary, a Participant's Deferral Contributions and Qualified Non-Elective Contributions (pursuant to Section 5.03), and earnings attributable to these Contributions may be distributed on account of the Participant's severance from employment, subject to other Plan provisions regarding distributions, other than provisions that require a separation from service before such amounts may be distributed.

8.02 Withdrawals by Members from Accounts.

(a) Upon receipt of a request in such form and manner as the Committee shall prescribe, a Member who is an Employee age 59-1/2 or over may make a withdrawal of all or a portion of the value of his Employee After-Tax Account, Dividend Reinvestment Account, Rollover Account, Deferral Account and Company Matching Account in which he is vested, except as otherwise provided in Section 8.02(g), in accordance with Sections 8.06, 8.07, 8.08 and 8.09. A partial withdrawal under this Section 8.02(a) shall be distributed from the Member's Accounts in the following order:

(1) Employee After-Tax Account,

(2) Dividend Reinvestment Account

(3) Rollover Account,

(4) Deferral Account, and

(5) Company Matching Account.

A Participant who remains in the employ of an Employer may not withdraw any portion of his Defined Company Contributions Account.

Distributions shall be withdrawn from each Fund balance and from any sub-Account within an Account on a pro-rata basis. Notwithstanding the immediately preceding sentence, amounts invested through TradeLink shall not be liquidated and withdrawn from a Member's Account unless and until the Member has withdrawn all other Fund balances credited to the Member's Account.

(b) Upon receipt of a request in such form and manner as the Committee shall prescribe, a Member who is an Employee may make a withdrawal in accordance with Sections 8.06, 8.07 and 8.08 from the Account designated in accordance with the following:

(1) Withdrawal Option 1 - Employee After-Tax Account - Such Member may withdraw all or a portion of the value of the amounts credited to his Employee After-Tax Account.

(2) Withdrawal Option 2 - Dividend Reinvestment Account - Such Member may withdraw all or a portion of the value of the amounts credited to his Dividend Reinvestment Account.

(3) Withdrawal Option 3 - Rollover Account - Such Member may withdraw all or a portion of the value of the amounts credited to his Rollover Account.

(4) Withdrawal Option 4 - Vested Company Matching Account - A Member who has at least five (5) years of Vesting Service and who has not within the five (5) years preceding the withdrawal request received a withdrawal under Section 8.02(a), 8.02(b) or 8.02(c) may withdraw all or a part of the value of the amounts credited to the vested portion of his Company Matching Account. The vested portion of the Employee's Company Matching Account shall be determined according to the vesting schedule in Section 8.03(c) below.

(i) If a Participant requests the withdrawal of all or part of his Company Matching Account pursuant to this section 8.02(b) (4), the Participant shall forfeit that portion of the value of his Company Matching Account in which he is not vested. If the Participant does not withdraw the entire vested balance of his Company Matching Contributions Account, then the amount of his unvested Company Matching Contributions Account which he forfeits shall be equal to that percentage of his vested Company Matching Contributions Account which he requested to withdraw.

(ii) If the Participant who forfeits part of his Company Matching Contributions Account pursuant to Section 8.02(b)(4)(i) repays the entire amount he withdrew from his Company Matching Contributions Account , then the amount forfeited as a result of the prior withdrawal shall be restored to the Participant's Company Matching Account.

(iii) A Participant who withdraws all or part of the value of his Company Matching Contributions Account pursuant to this Section 8.02(b)(4) shall be ineligible to make Deferral Contributions and Employee After-Tax Contributions until the expiration of following time periods after the date of the withdrawal:

(A) Withdrawal of less than 25% of the value of the Company Matching Account: 3 months

(B) Withdrawal of at least 25% but less than 50% of the value of the Company Matching Account: 6 months

(C) Withdrawal of at Least 50% but less than 75% of the value of the Company Matching Account: 9 months

(D) Withdrawal of 75% or more of the value of the Company Matching Account: 12 months

A Member may exercise one or more of the foregoing options, in the order provided above.

(c) A Member who is an Employee may apply in writing to the Committee for a Hardship Withdrawal from his Deferral Account at any time. If approved by the Committee, such withdrawal shall equal the lesser of (1) the amount required to be distributed to meet the substantial and immediate need created by the hardship, or (2) the total value of the Member's Deferral Account (excluding post-1988 earnings on such account). The Committee shall determine if a distribution is on account of a hardship. A distribution is made on account of hardship only if the distribution both (1) is made on account of an immediate and heavy financial need of the employee, and (2) is necessary to satisfy the financial need.

(d) A distribution shall be treated as necessary to satisfy an immediate and heavy financial need of a Member only to the extent the amount of the distribution is not in excess of the amount required to satisfy the financial need and the need may not be relieved from other resources that are reasonably available to the Member. The amount of the immediate and heavy financial need may include amounts necessary to pay federal, state, or local income taxes or penalties reasonably anticipated to result from the distribution. A Hardship Withdrawal hereunder may be treated as not capable of being relieved from other resources that are reasonably available to the Member if the Committee relies on the Member's written representation (unless the Committee has actual knowledge to the contrary) that the need cannot reasonably be relieved: (1) by reimbursement or compensation from insurance or otherwise; (2) by liquidation of the Employee's assets; (3) by cessation of Deferral Contributions or Employee After-Tax Contributions under the Plan; (4) by a distribution of dividends in accordance with Section 9.10(a) to the extent currently available to the Member and to the extent the Member can elect to have such dividends distributed to him, (5) by other distributions or nontaxable (at the time of the loan) loans from plans maintained by the Employer or by any other employer of the Employee, or (6) by borrowing from commercial sources on reasonable commercial terms in an amount sufficient to satisfy the need.

(e) Notwithstanding the preceding paragraph to the contrary, a distribution is deemed necessary to satisfy an immediate and heavy financial need of a Member if (1) the Member has obtained all other currently available distributions (including distribution of dividends in accordance with Section 9.10(a), but not hardship distributions) and nontaxable (at the time of the loan) loans, under the Plan and all other plans maintained by any System Company; and (2) the Member is prohibited from making Deferral Contributions and Employee After-Tax Contributions pursuant to Section 4.02(e) and is prohibited from making elective contributions and after-tax employee contributions to all other plans maintained by any System Company for at least 6 months after receipt of the hardship distribution.

(f) A distribution shall be on account of an immediate and heavy financial need if the distribution is for any one or more of the following:

(1) unreimbursed expenses for medical care described in Code 213(d) (but determined without regard to whether the expenses exceed 7.5% of adjusted gross income) previously incurred by the Member, the Member's spouse, or any dependent of the Member (as defined in Code 152, without regard to Code 152(b)(1), (b)(2) and (d)(1)(B)), or necessary for such persons to obtain medical care described in Code 213(d);

(2) costs directly related to the purchase of a principal residence for the Member (excluding mortgage payments);

(3) payment of tuition, related educational fees and room and board expenses, for the next twelve months of post-secondary education for the Member, or the Member's spouse, child, or dependent (as defined in Code 152, without regard to Code 152(b)(1), (b)(2) and (d)(1)(B)); or

(4) payment necessary to prevent the eviction of the Member from the Member's principal residence.

(g) Notwithstanding any provision of this Plan to the contrary, to the extent that any optional form of benefit under this Plan permits a distribution prior to the Employee's Retirement, death, disability, or severance from employment, and prior to Plan termination, the optional form of benefit is not available with respect to benefits attributable to assets (including the post-transfer earnings thereon) and liabilities that are transferred, within the meaning of Code  414(1), to this Plan from a money purchase pension plan qualified under Code 401(a) (other than any portions of those assets and liabilities attributable to voluntary employee contributions).

8.03 Vesting.

(a) An Employee who is an active Participant in this Plan shall be fully vested at all times in his interest in his Employee After-Tax Account, Deferral Account, Defined Company Contribution Account, Dividend Reinvestment Account and Rollover Account.

(b) Vesting of Company Matching Account. A Participant shall become fully vested in his Company Matching Account if his severance from employment with the Company and its Affiliates occurs:

(1) by reason of Retirement;

(2) by reason of a total and permanent disability;

(3) by reason of death; or

(4) by reason of layoff by the Employer on account of lack of work.

(c) Prior to becoming fully vested in his Company Matching Account in accordance with Section 8.03(b), a Participant shall become vested in his Company Matching Account according to the following percentages:

(1) At least 1 year but less than 2 years of Vesting Service: 10%;

(2) At least 2 years but less than 3 years of Vesting Service: 20%

(3) At least 3 years but less than 4 years of Vesting Service: 40%

(4) At least 4 years but less than 5 years of Vesting Service: 60%

(5) At least 5 years but less than 6 years of Vesting Service: 80%

(6) Six (6) years or more of Vesting Service: 100%

Notwithstanding the foregoing, if a Participant shall become fully vested in his Company Matching Account due to his severance from employment with the Company and its Affiliates by reason of a total and permanent disability or by reason of layoff by the Employer on account of lack of work, and then returns to employment with the Employer covered by this Plan, the Participant will become vested in any Company Matching Contributions made after the Participant's return to employment in accordance with the above vesting schedule, and the period of time during the Participant's layoff will be credited towards the Participant's years of service for Vesting Service.

8.04 Restoration of Forfeited Amounts.

The portion of the Employee's Company Matching Account in which he is not vested at the time of severance from employment shall be forfeited; provided, however, that if the Participant returns to the employ of the Employer or another System Company prior to incurring 5 or more one-year Breaks in Service, and if within 5 years of the date he returns to employment, the Participant repays the entire amount that was distributed to him from the Plan at severance from employment, the amount of his Company Matching Account that was forfeited upon his severance from employment, unadjusted for any gains or losses occurring after the distribution, shall be restored to his Company Matching Account.

8.05 Application of Forfeiture.

At the end of the Plan Year that commences following the date on which any such forfeiture occurs, the total amount in the Plan Forfeiture Account may be applied as provided in Section 5.04.

8.06 Amount of Payment.

Whenever a distribution to or withdrawal by a Member is made, the amount of any payment shall be determined with reference to the value of the Member's Accounts as of the Valuation Date on which the investment Funds in the Member's Accounts are redeemed, the Entergy Corporation Stock is sold, or with respect to Entergy Corporation Stock that is distributed in kind, on the Valuation Date on which the stock is distributed.

8.07 Form of Payments.

A Member's Accounts shall be paid in the form of cash. However, a Member may make a timely request to receive payment of all of his ESOP Accounts in the form of Entergy Corporation Stock, except that fractional shares shall be paid in cash.

8.08 Manner of Payments.

After the occurrence of the event that requires payments to be made, the Participant, Beneficiary, or Alternate Payee, as appropriate, shall request in writing that the Member's Accounts shall be paid as follows, or any combination of the following (to the extent applicable):

(a) in a single lump sum;

(b) in an Eligible Rollover Distribution as defined in Code 402(f) (2) (A) to an Eligible Retirement Plan as defined in Code 402(f) (2) (B) as specified by the Participant, Beneficiary or Alternate Payee, as applicable, including, without limitation, a trust-to-trust transfer of such Eligible Rollover Distribution to a qualified trust described in Code 401(a) that accepts such rollover distributions. The Committee, or its delegee, shall distribute such notices, explanations or other materials regarding any such rollover rights as may be required under Code 402 or any regulations, notices or other releases from the Internal Revenue Service related thereto.

(1) "Direct Rollover" shall mean a direct rollover, which is a payment by the Plan to the Eligible Retirement Plan specified by the Distributee.

(2) "Distributee" shall mean a distributee including an employee or former employee. In addition, the employee's or former employee's surviving spouse and the employee's or former employee's spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in Code 414(p), are Distributees with regard to the interest of the spouse or former spouse.

(3) "Eligible Retirement Plan" shall mean an individual retirement account described in Code 408(a), an individual retirement annuity described in Code 408(b), an annuity plan described in Code 403(a), a qualified trust described in Code 401(a) that accepts the Distributee's Eligible Rollover Distribution, an annuity contract described in Code 403(b), or an eligible plan under Code 457(b) that is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state which agrees to separately account for amounts transferred into such plan from this Plan. The definition of "Eligible Retirement Plan" shall also apply in the case of a distribution to a surviving spouse or to a spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in Code 414(p). However, in the case of an Eligible Rollover Distribution to the employee's or former employee's spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in Code 414(p), an Eligible Retirement Plan includes only an individual retirement account or individual retirement annuity.

(4) "Eligible Rollover Distribution" shall mean any distribution of all or any portion of the balance to the credit of the Distributee, except that an Eligible Rollover Distribution does not include: any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the Distributee or the joint lives (or joint life expectancies) of the Distributee and the Distributee's designated beneficiary, or for a specified period of ten years or more; any distribution to the extent such distribution is required under Code 401(a)(9); the portion of any distribution that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities); and any hardship distribution described in Code 401(k)(2)(B)(i)(IV).

(5) An "Eligible Rollover Distribution" shall also include after-tax employee contributions; provided, however, that such contributions may only be transferred by direct rollover to an individual retirement account described in Code 408(a), an individual retirement annuity described in Code 408(b), or a qualified defined contribution plan described in Code 401(a) or Code 403(a) that agrees to separately account for amounts so transferred, including separately accounting for the portion of such distribution that is includible in gross income and the portion of such distribution that is not so includible. In addition, any amount that is distributed on account of hardship shall not be an Eligible Rollover Distribution and the Distributee may not elect to have any portion of such a distribution paid directly to an Eligible Retirement Plan.

(c) for a Participant who terminates Employment and does not defer the commencement of payments in accordance with Section 8.09(a), in annual, semi-annual, or monthly installments over a period that satisfies Section 8.09, with each installment equal to the then current value of all the Accounts divided by the number of remaining payment periods. Installments shall be distributed from the Accounts in the following order:

(1) Employee After-Tax Account,

(2) Dividend Reinvestment Account,

(3) Rollover Account,

(4) Deferral Account,

(5) Company Matching Account, and

(6) Defined Company Contributions Account.

Distributions shall be withdrawn from each Fund balance and any sub-Account within an Account on a pro-rata basis. Notwithstanding the immediately preceding sentence, amounts invested through TradeLink shall not be liquidated and distributed from a Member's Account unless and until all other Fund balances credited to the Member's Account have been distributed. Once installment distributions commence, the former Participant may make a one-time election to cease further installment distributions. After an election is made to cease further installment distributions, the entire remaining value of all the Accounts shall be immediately distributed in a single lump sum, unless the former Participant elects to defer the payment of the single lump sum to a date permitted under Section 8.09(a).

8.09 Time of Payment.

All payments shall be made as soon as administratively practicable after the occurrence of the event which requires payments to be made but in no event later than the 60th day after the latest of the close of the Plan Year in which the Participant attains the earlier of age 65 or the date such Participant is otherwise eligible for an immediate benefit from any qualified defined benefit retirement plan sponsored by any System Company; the 10th anniversary of the year in which the Participant commenced participant in the Plan; or the Participant terminates employment. However, at his or her discretion:

(a) a Participant or former Participant may elect, in such form and manner as the Committee may prescribe, to defer the date as of which payments shall commence to a date no later than April 1 of the calendar year following the later of: (1) the calendar year in which the Participant or former Participant attains age 70-1/2; or (2) the calendar year in which the Participant retires if the Participant is not a 5-percent owner, as defined in Code 416, with respect to such calendar year;

(b) Subject to the rules set forth in Section 8.09(c) and (d), a Beneficiary of a Participant or former Participant who dies before the applicable date set forth in Section 8.09(a), may elect, in such form and manner as the Committee may prescribe:

(1) to defer the receipt of the entire value of the Accounts to no later than the last business day of the calendar year containing the 5th anniversary of the Participant's date of death; or

(2) to defer the date as of which payments shall commence in annual, semi-annual or monthly installments to the last business day of the calendar year immediately following the calendar year of the Participant's date of death; or

(3) if the Beneficiary is the surviving spouse of the Participant, to defer the date as of which payments shall commence to the last business day of the calendar year in which the Participant would have attained age 70-1/2.

(c) Notwithstanding any Plan provision to the contrary, for a Participant or former Participant who defers the commencement of payments pursuant to Section 8.09(a), the Plan will apply the minimum distribution requirements of Code 401(a)(9) in accordance with the regulations under Code 401(a)(9).

(d) The provisions of this Section 8.09(d) will apply for purposes of determining required minimum distributions for each calendar year:

(1) Precedence. The requirements of this Section 8.09(d) will take precedence over any inconsistent provisions of the Plan.

(2) Requirements of Treasury Regulations Incorporated. All distributions required under this Section 8.09(d) will be determined and made in accordance with Treasury Regulations issued under Code Section 401(a)(9).

(3) Time and Manner of Distribution.

(i) Required Beginning Date. The Participant's entire interest will be distributed, or begin to be distributed, to the Participant no later than the Participant's Required Beginning Date.

(ii) Death of Participant before Distributions Begin. If the Participant dies before distributions begin, the Participant's entire interest (or the Participant's entire interest in each separate account established in accordance with Section 8.09(d)(7)) will be distributed, or begin to be distributed, no later than as follows:

    If the Participant's surviving spouse is the Participant's sole Designated Beneficiary, then unless otherwise timely elected by the surviving spouse in accordance with Section 8.09(d) (8), distributions to the surviving spouse will begin by December 31 of the calendar year immediately following the calendar year in which the Participant died, or by December 31 of the calendar year in which the Participant would have attained age 70-1/2, if later.
    If the Participant's surviving spouse is not the Participant's sole Designated Beneficiary as of September 30 of the year following the year of the Participant's death, then unless otherwise timely elected by the non-spouse Designated Beneficiary in accordance with Section 8.09(d) (8), the Participant's entire interest payable to the non-spouse Designated Beneficiary will be distributed by December 31 of the calendar year containing the fifth anniversary of the Participant's death.
    If there is no Designated Beneficiary as of September 30 of the year following the year of the Participant's death, the Participant's entire interest will be distributed by December 31 of the calendar year containing the fifth anniversary of the Participant's death.
    If the Participant's surviving spouse is the Participant's sole Designated Beneficiary and the surviving spouse dies after the Participant but before distributions to the surviving spouse begin, this Section 8.09(d)(3)(ii), other than Section 8.09(d)(3)(ii)(A), will apply as if the surviving spouse were the Participant.

For purposes of this Section 8.09(d) (3) (ii) and Section 8.09(d) (5), unless Section 8.09(d) (3) (ii) (D) applies, distributions are considered to begin on the Participant's Required Beginning Date. If Section 8.09(d) (3) (ii) (D) applies, distributions are considered to begin on the date distributions are required to begin to the surviving spouse under section 8.09(d) (3) (ii) (A).

(iii) Forms of Distribution. Unless the Participant's interest is distributed in the form of a single sum on or before the Required Beginning Date, as of the first Distribution Calendar Year distributions will be made in accordance with Sections 8.09(d)(4) and 8.09(d)(5).

(4) Required Minimum Distributions During Participant's Lifetime.

(i) Amount of Required Minimum Distribution for Each Distribution Calendar Year. During the Participant's lifetime, the minimum amount that will be distributed for each Distribution Calendar Year with respect to the Participant's entire interest in each separate account established in accordance with Section 8.09(d)(7) is the quotient obtained by dividing the Participant's Account Balance (or the applicable portion of the Participant's Account Balance established as a separate account in accordance with Section 8.09(d)(7)) by the distribution period in the Uniform Lifetime Table set forth in Section 1.401(a)(9)-9 of the Treasury Regulations, using the Participant's age as of the Participant's birthday in the Distribution Calendar Year

(ii) Lifetime Required Minimum Distributions Continue through Year of Participant's Death. Required minimum distributions will be determined under this Section 8.09(d) (4), beginning with the first Distribution Calendar Year and up to and including the Distribution Calendar Year that includes the Participant's date of death.

(5) Required Minimum Distributions after Participant's Death.

    Death on or after Date Distributions Begin.
    Participant Survived by Designated Beneficiary. If the Participant dies on or after the date distributions begin and there is a Designated Beneficiary, the minimum amount that will be distributed for each Distribution Calendar Year after the year of the Participant's death is the quotient obtained by dividing the Participant's Account Balance (or the applicable portion of the Participant's Account Balance established as a separate account in accordance with Section 8.09(d)(7)) by the longer of the remaining Life Expectancy of the Participant or the remaining Life Expectancy of the Participant's Designated Beneficiary, determined as follows:

(I) The Participant's remaining Life Expectancy is calculated using the age of the Participant in the year of death, reduced by one for each subsequent year.

(II) If the Participant's surviving spouse is the Participant's sole Designated Beneficiary, the remaining Life Expectancy of the surviving spouse is calculated for each Distribution Calendar Year after the year of the Participant's death using the surviving spouse's age as of the spouse's birthday in that year. For Distribution Calendar Years after the year of the surviving spouse's death, the remaining Life Expectancy of the surviving spouse is calculated using the age of the surviving spouse as of the spouse's birthday in the calendar year of the spouse's death, reduced by one for each subsequent calendar year.

(III) If the Participant's surviving spouse is not the Participant's sole Designated Beneficiary, the Designated Beneficiary's remaining Life Expectancy is calculated using the age of the Beneficiary in the year following the year of the Participant's death, reduced by one for each subsequent year.

(B) No Designated Beneficiary. If the Participant dies on or after the date distributions begin and as of September 30 of the year after the year of the Participant's death there is no Designated Beneficiary, the minimum amount that will be distributed for each Distribution Calendar Year after the year of the Participant's death is the quotient obtained by dividing the Participant's Account Balance by the Participant's remaining Life Expectancy calculated using the age of the Participant in the year of death, reduced by one for each subsequent year.

    Death before Date Distributions Begin.
    Participant Survived by Spouse as Sole Designated Beneficiary. If the Participant dies before the date distributions begin and the Participant's spouse is the sole Designated Beneficiary, then unless otherwise timely elected by the spouse Designated Beneficiary in accordance with Section 8.09(d)(8), the minimum amount that will be distributed for each Distribution Calendar Year after the year of the Participant's death is the quotient obtained by dividing the Participant's Account Balance (or the applicable portion of the Participant's Account Balance established as a separate account in accordance with Section 8.09(d)(7)) by the remaining Life Expectancy of the Participant's spouse Designated Beneficiary, determined as provided in Section 8.09(d)(5)(i)(A).
    Participant Survived by Non-Spouse Designated Beneficiary. If the Participant dies before the date distributions begin, and as of September 30 of the year after the year of the Participant's death the Designated Beneficiary is not the Participant's surviving spouse, then unless otherwise timely elected by the non-spouse Designated Beneficiary in accordance with Section 8.09(d)(8), the Participant's Account Balance (or the applicable portion of the Participant's Account Balance established as a separate account in accordance with Section 8.09(d)(7)) will be distributed by December 31 of the calendar year containing the fifth anniversary of the Participant's death.
    No Designated Beneficiary. If the Participant dies before the date distributions begin, and as of September 30 of the year after the year of the Participant's death there is no Designated Beneficiary, distribution of the Participant's entire interest will be completed by December 31 of the calendar year containing the fifth anniversary of the Participant's death.
    Death of Surviving Spouse before Distributions to Surviving Spouse are Required to Begin. If the Participant dies before the date distributions begin, the Participant's surviving spouse is the Participant's sole Designated Beneficiary, and the surviving spouse dies before distributions are required to begin to the surviving spouse under Section 8.09(d)(3)(i), this Section 8.09(d)(5)(ii) will apply as if the surviving spouse were the Participant.

(6) Definitions.

(i) "Designated Beneficiary" shall mean the individual who is designated as the Beneficiary under Plan Section 2.04 and is the designated beneficiary under Code 401(a) (9) and Treasury Regulations 1.401(a) (9)-4, Q&A-4.

(ii) "Distribution Calendar Year" shall mean a calendar year for which a minimum distribution is required. For distributions beginning before the Participant's death, the first Distribution Calendar Year is the calendar year immediately preceding the calendar year which contains the Participant's Required Beginning Date. For distributions beginning after the Participant's death, the first Distribution Calendar Year is the calendar year in which distributions are required to begin under Section 8.09(d)(3)(ii). The required minimum distribution for the Participant's first Distribution Calendar Year will be made on or before the Participant's Required Beginning Date. The required minimum distribution for other Distribution Calendar Years, including the required minimum distribution for the Distribution Calendar Year in which the Participant's Required Beginning Date occurs, will be made on or before December 31 of that Distribution Calendar Year.

(iii) "Life Expectancy" shall mean life expectancy as computed by use of the Single Life Table in Treasury Regulations 1.401(a) (9)-9.

(iv) "Participant's Account Balance" shall mean the Account balance as of the last Valuation Date in the calendar year immediately preceding the Distribution Calendar Year ("Valuation Calendar Year") increased by the amount of any contributions made and allocated or forfeitures allocated to the Account balance as of dates in the Valuation Calendar Year after the Valuation Date and decreased by distributions made in the Valuation Calendar Year after the Valuation Date. The Participant's Account Balance for the Valuation Calendar Year includes any amounts rolled over or transferred to the Plan either in the Valuation Calendar Year or in the Distribution Calendar Year if distributed or transferred in the Valuation Calendar Year.

(v) "Required Beginning Date" shall mean the date specified in Plan Section 8.09(a).

(7) Separate Accounts. If an Employee's Account Balance is divided into separate accounts, which are established no later than the last day of the year following the calendar year of the Employee's death, and the Beneficiaries with respect to one separate account differ from the Beneficiaries with respect to the other separate accounts, such separate accounts shall not be aggregated under the Plan to determine whether the distributions from each separate account satisfy Code 401(a) (9). Instead, the minimum distribution rules set forth above shall apply to each separate account and the applicable distribution commencement date and distribution period for each such separate account shall be determined disregarding the other Beneficiaries. For purposes of Section 8.09(d), separate accounts are separate portions of an Employee's benefit reflecting the separate interests of the Employee's Beneficiaries under the Plan as of the date of the Employee's death and for which separate accounting is maintained. The separate accounting must allocate all post-death investment gains and losses, contributions and forfeitures for the period prior to the establishment of the separate accounts on a pro rata basis in a reasonable and consistent manner among the separate accounts. However, once the separate accounts are actually established, the separate accounting can provide for separate investments for each separate account under which gains and losses from the investment of the separate account are only allocated to that account, or investment gain or losses can continue to be allocated among the separate accounts on a pro rata basis. A separate accounting must allocate any post-death distribution to the separate account of the Beneficiary receiving that distribution.

(8) Election of 5-Year Rule or Life Expectancy Rule. Participants or Beneficiaries may elect on an individual basis whether the 5-year rule or the life expectancy rule applies to distributions under Sections 8.09(d)(3)(ii) and 8.09(d)(5)(ii) of the Plan after the death of a Participant who has a Designated Beneficiary. The election must be made no later than the earlier of September 30 of the calendar year in which distributions would be required to begin under Section 8.09(d)(3)(ii)(A) (or, in the case of a non-spouse Designated Beneficiary, by September 30 of the calendar year immediately following the calendar year in which the Participant died) or by September 30 of the calendar year which contains the fifth anniversary of the Participant's (or, if applicable, surviving spouse's) death. If neither the Participant nor Beneficiary makes a timely election under this Section 8.09(d)(8), distributions will be made in accordance with the default rules set forth in Sections 8.09(d)(3)(ii) and 8.09(d)(5)(ii).

(e) Notwithstanding any Plan provision to the contrary, if following a Member's death or termination of employment the value of the vested portion of the Member's Accounts does not exceed $500, including rollover contributions (and earnings allocable thereto) within the meaning of Code  402(c), 403(a)(4), 403(b)(8), 408(d)(3)(A)(ii) and 457(e)(16), the entire value of the Account shall be distributed to such Member or Beneficiary in the form of a single-sum payment as soon as administratively feasible but in no event earlier than the date on which the Committee has complied with the "direct rollover" requirement set forth in Code  401 (a)(31).

8.10 Qualified Domestic Relations Order Payments.

Payment shall be issued to an alternate payee to the extent provided by, and consistent with, a qualified domestic relations order (within the meaning of Code 414(p)). Unless otherwise specified under the qualified domestic relations order, such payments shall be in the form of a single lump sum payment as soon as administratively practicable following the determination of the qualified status of a domestic relations order.

8.11 Payment Due an Incompetent.

If it shall be found that any person to whom a payment is due hereunder is unable to care for his affairs because of physical or mental disability, the Committee shall have the authority to cause the payments becoming due to such person to be made to the spouse, brother, sister or other person deemed by the Committee to have incurred expenses for such person otherwise entitled to payment (unless prior claim shall have been made by a duly qualified guardian or other legal representative) without responsibility of the Employers or the Committee to see to the application of such payments. Payments made pursuant to such power shall operate as a complete discharge of the Employers, the System Companies and the Committee to the extent of such payments.

8.12 Lost Beneficiary.

In the event a benefit is payable under the Plan to a Participant or Beneficiary thereof or Alternate Payee who cannot be located within such period as the Committee may determine, the Committee may either have the Trustee set aside the amount of such benefit in a separate Account or declare that such benefit is forfeited. In the event such benefit is forfeited, such benefit will be reinstated if a claim is made by the Participant or Beneficiary thereof or Alternate Payee, as appropriate.

ARTICLE IX - INVESTMENT OF CONTRIBUTIONS

9.01 General Rules.

The contributions of the Employers and Participants shall be paid over to the Trustee and, subject to Section 9.09, shall be invested by the Trustee as hereinafter provided. Except as provided in Section 9.10, dividends, interest, cash proceeds from the sale of securities and any other income from the assets of a Fund shall be reinvested in such Fund. Pending investment, contributions of the Employers and Participants, dividends and interest, the cash proceeds of the sale of securities by the Trustee and any other income from the assets of a Fund may be temporarily invested as determined by an Investment Manager or pursuant to the terms of the Trust Agreement.

9.02 Establishment of Funds other than the ESOP Entergy Corporation Stock Fund.

The Committee, or its delegee, shall have the authority and the responsibility to make the following determination regarding Funds other than the ESOP Entergy Corporation Stock Fund:

(a) the number of such Funds (which shall in no event be less than three (3));

(b) the investment philosophies, policies and objectives of each Fund where appropriate; and

(c) the manner in which the Funds are communicated to Employees.

Except as specifically set forth in this Plan, the Committee shall have no responsibility or authority with respect to the investment of the ESOP Accounts in the ESOP Entergy Corporation Stock Fund as provided in Section 9.03.  In addition, notwithstanding any provision in this Plan to the contrary, the Committee shall have no responsibility or authority regarding the offering of the ESOP Entergy Corporation Stock Fund as a Participant directed investment as provided in Section 9.04.

9.03 Investment of Company Matching Contributions and Defined Company Contributions.

Company Matching Contributions shall be credited: (i) to the Member's Company Matching Account - ESOP to the extent invested in the ESOP Entergy Corporation Stock Fund, and (b) to the Member's Company Matching Account - Profit Sharing to the extent invested in any Fund other than the ESOP Entergy Corporation Stock Fund. Company Matching Contributions may be invested or reinvested at any time by the Member in the ESOP Entergy Corporation Stock Fund or any other available directed investment under Section 9.04(a). Defined Company Contributions shall be credited: (i) to the Member's Defined Company Contributions Account - ESOP to the extent invested in the ESOP Entergy Corporation Stock Fund, and (b) to the Member's Defined Company Contributions Account - Profit Sharing to the extent invested in any Fund other than the ESOP Entergy Corporation Stock Fund. Defined Company Contributions may be invested or reinvested at any time by the Member in the ESOP Entergy Corporation Stock Fund or any other available directed investment under Section 9.04(a).

9.04 Directed Investment among Funds.

(a) In General. At least once each Plan Year or more often as determined by the Committee in accordance with 404(c) of ERISA, a Member may elect to:

(1) allocate the investment of Deferral Contributions, Employee After-Tax Contributions, Company Matching Contributions, Defined Company Contributions, Rollover Contributions and Qualified Non-Elective Contributions, if any, among the Funds, subject to such administrative rules as the Committee may, from time to time, adopt, and

(2) transfer within his Deferral Account, Employee After-Tax Account, Company Matching Account, Rollover Account, Dividend Reinvestment Account and Defined Company Contributions Account all or a portion of his share in one Fund into the other Funds on the basis of the respective Fund values as of the selected dates, subject to such administrative rules as the Committee may, from time to time, adopt.

(b) Directed Investment Elections. Investment elections must be made to the Employer in such form and manner as the Committee may prescribe. The election procedures established by the Committee may include a requirement to use a telephone voice response or other automated election system. Any such investment election shall be effective as soon as administratively feasible after receipt by the Committee (or its delegate). The Committee may restrict, delay or prohibit transfers for any period to the extent that the effecting of such transfers may tend to create adverse investment results for one or more of the Funds.

(c) Compliance with 404(c) of ERISA. To the extent that the Funds established by the Committee satisfy the requirements established by or pursuant to 404(c) of ERISA, the Plan is intended to constitute a plan under such provision of ERISA and, as such, the plan fiduciaries shall be relieved of liability for losses, if any, that may result from a Participant's investment instructions with respect to any such Funds. To the extent that any one Fund does not satisfy the requirements of 404(c) of ERISA, or the regulations thereunder, the protections thereunder shall nonetheless apply to any and all such other Funds which otherwise satisfy the requirements of such provision. The Committee, in its discretion and without limiting its authority under Section 9.02, shall provide all information, make all such other disclosures and do any and all such other acts and things as such Committee may determine necessary, appropriate or desirable so as to satisfy the requirements of 404(c) of ERISA.

(d) Failure to Direct. If Contributions are made to a Participant's account, but the Participant fails to designate one or more investment funds to which the Contributions are to be allocated, the Committee shall direct the Trustee to invest the Participant's Account in one or more default funds, which the Committee shall designate from time-to-time. Such default funds should be "qualified default investment alternatives" described pursuant to final regulations of the U.S. Department of Labor under 404(c) of ERISA when such regulations take effect.

9.05 Purchase of Entergy Corporation Stock.

As soon as practicable after receipt of funds applicable to the purchase of Entergy Corporation Stock, the Trustee shall purchase such Stock, or cause such Stock to be purchased, on the open market. If so directed by the Committee, the Trustee shall purchase Entergy Corporation Stock directly from Entergy Corporation under its Dividend Reinvestment Plan, as from time to time amended, or under any other similar plan made available to all holders of shares of Entergy Corporation Stock of record which may be in effect from time to time, at the purchase price provided for in such plan.

9.06 Investment of the Funds other than the ESOP Entergy Corporation Stock Fund.

As soon as practicable after receipt of funds applicable to investment in a Fund, such funds shall be invested by the Trustee pursuant to the terms of the Trust Agreement. The Fund or any designated portion thereof shall be invested and reinvested at the direction of the Committee or other named fiduciary in any one of the following ways:

(a) In a commingled trust fund maintained by the Trustee for qualified employee benefit plans; or

(b) As directed by an Investment Manager appointed by the Committee, including investment in commingled trust funds; or

(c) In regulated investment companies.

Except to the extent otherwise provided in Section 12.01, all investment decisions with respect to any assets of a Fund other than the ESOP Entergy Corporation Stock Fund, including the authority to acquire and dispose of such assets, shall be the exclusive responsibility of the Committee or Investment Manager having discretionary authority over such assets.

9.07 Voting of Entergy Corporation Stock

A Member may, in accordance with procedures adopted by the Committee, instruct the Trustee as to the voting of shares of Entergy Corporation Stock represented by the interest in the ESOP Entergy Corporation Stock Fund credited to such Member's Accounts as of the record date for any shareholders' meeting. Full shares of Entergy Corporation Stock shall be voted by the Trustee in accordance with such instructions. Fractional shares shall be combined and voted by the Trustee to the extent possible to reflect the instructions of Members credited with such shares. In the case of a tender offer or other right or option with respect to Entergy Corporation Stock, if a Member does not provide the Trustee with timely voting instructions on how to vote the shares of Entergy Corporation Stock represented by the interest in the ESOP Entergy Corporation Stock Fund credited to such Member, such Member shall be deemed to have directed the Trustee that such shares remain invested in Entergy Corporation Stock. In all other cases, if a Member does not provide the Trustee with timely voting instructions on how to vote the shares of Entergy Corporation Stock represented by the interest in the ESOP Entergy Corporation Stock Fund credited to such Member, the Trustee shall vote such shares of Entergy Corporation Stock in the same proportion as shares of Entergy Corporation Stock that were affirmatively voted in the Trust. At the time of mailing the notice of each shareholders' meeting, the Committee shall cause to be sent to each Member a copy of such notice and all proxy solicitation material, together with a voting instruction form.

9.08 Voting Shares in the Funds other than the ESOP Entergy Corporation Stock Fund.

The applicable Investment Manager may vote the shares in the Funds other than the ESOP Entergy Corporation Stock Fund in its discretion. The Trustee shall vote shares in the Funds other than the ESOP Entergy Corporation Stock Fund solely as directed by the Committee.

9.09 Uninvested Funds.

At the direction of the Committee, the Trustee shall keep uninvested an amount of cash sufficient in the opinion of the Committee to enable it to carry out the purposes of the Plan.

9.10 ESOP Dividends on Entergy Corporation Stock.

(a) Any cash dividends paid with respect to shares of Entergy Corporation Stock represented by the interest in the ESOP Entergy Corporation Stock Fund credited to a Member's ESOP Account may, at the election of the Member, be:

(1) paid in cash directly to the Member as a distribution from the Plan, or,

(2) reinvested in the Entergy Corporation Stock Fund and

(i) credited to the Dividend Reinvestment Account-ESOP to the extent the dividends are attributable to the investment of the Member's Company Matching Account in the ESOP Entergy Corporation Stock Fund, and

(ii) credited to the other ESOP Accounts to the extent the dividends are attributable to the investment of the Member's other ESOP Accounts in the ESOP Entergy Corporation Stock Fund.

                        (b) The Member must be given a reasonable opportunity:

(1) before a dividend is paid or distributed to the Member, to make the election in Section 9.10(a);

(2) to change a dividend election made under Section 9.10(a) at least annually; and

(3) to make an election under Section 9.10(a) in accordance with any new Plan terms prior to the date on which the first dividend subject to any new Plan terms is paid or distributed.

A Member's election shall be made in accordance with Internal Revenue Service Notice 2002-2 and any further guidance that may be issued by the Internal Revenue Service under Code  404(k). If a Member fails to make a timely affirmative dividend election, the Member shall be deemed automatically to have elected entirely to have any cash dividends reinvested in Entergy Corporation Stock in accordance with Section 9.10(a)(2).

ARTICLE X - LOANS TO PARTICIPANTS

10.01. Eligibility.

Participant loans are available generally to all Participants who are parties in interest with respect to the Plan. For this purpose, an Employee shall be considered a Participant regardless of the occurrence of an event described in Section 3.07(a). An individual who has an outstanding Plan loan is referred to herein as a "Borrower." Except for "parties in interest," as defined in 3(14) of ERISA, a Participant loan is not available to a former Employee on or after his Retirement, Termination Date, death or Disability, or to a Beneficiary or alternate payee under a Qualified Domestic Relations Order.

10.02 Prior Plan Loans.

(a) Following the sale of the Palisades Nuclear Power Plant assets from Consumers Energy Company to Entergy Nuclear Palisades, LLC pursuant to the Asset Sale Agreement by and among Consumers Energy Company, as Seller, and Entergy Nuclear Palisades, LLC, as Buyer, dated as of July 11, 2006, and as allowed by the Committee, a Palisades Bargaining Employee who is a "Bargaining Unit Transferred Employee," as defined in the Asset Sale Agreement by and among Consumers Energy Company, as Seller, and Entergy Nuclear Palisades, LLC, as Buyer, dated as of July 11, 2006, may rollover by direct trust-to-trust transfer his outstanding loans under the Savings and Incentive Plan of Consumers Energy Company, provided none of such loans are in default as of the date of the asset sale, and provided further that the Palisades Bargaining Employee rolls over by direct trust-to-trust transfer the entire balance of his Account as of the date of the asset sale (excluding any Roth Contributions Account balance) to this Plan. To be eligible to rollover his outstanding loans under the Savings and Incentive Plan of Consumers Energy Company, a Palisades Bargaining Employee must have properly completed and timely returned to the Committee or its delegee a Special Direct Rollover Election Application Form by the deadline established for the return of such form that is before the date of the closing of the asset sale and must have complied with all other requirements of the Committee for the rollover of his outstanding loans under the Savings and Incentive Plan of Consumers Energy Company to this Plan.

(b) Notwithstanding any other provision to the contrary, a Palisades Bargaining Employee who transfers an existing loan under the Savings and Incentive Plan of Consumers Energy Company to this Plan by trust-to-trust transfer shall be allowed to continue to repay his outstanding loan balance in accordance with the terms and conditions of such existing transferred loan. Notwithstanding any other provision to the contrary, those existing loans transferred to this Plan by trust-to-trust transfer shall continue to be governed by the maximum time repayment limitations and the minimum and maximum loan amount limitations pursuant to which such loans were made, as set forth in the applicable loan documentation.

10.03 Loan Application Procedure.

A Participant who requests a Plan loan will be provided a loan packet that sets forth the principal requirements, terms and restrictions applicable to a loan. A loan applicant will be required to complete and submit to the Committee, or its delegate, such forms or documents as required by the Committee (or its delegate) as a condition of processing the Borrower's loan request. Such forms or documents may include, without limitation, a loan application, promissory note, pledge and security agreement, and payroll reduction authorization or a requirement that the Borrower utilize a telephone voice response or other automated loan application procedure. Except to the extent that such action would be contrary to applicable law, the Committee may require that the payroll reduction authorization be irrevocable for any period during which the Borrower has an outstanding loan balance. A loan initiation fee of $25 shall be deducted from the Participant's Account to cover loan processing costs. If a Participant has signed a pre-authorization agreement, he can initiate a loan using Loan-By-Phone or Loan-By-Phone Plus by calling the Plan Account Line or by speaking to a representative. If approved, a check for the loan amount will be mailed to the Participant within approximately 2 weeks from the time all paperwork is received in good order.

10.04 Basis for Approval.

The Committee, or its delegate, will process loan applications daily so long as the loan application is received in good order, and shall have discretion in approving or disapproving a loan application on a uniform, nondiscriminatory basis, taking into account any limitations on loans.

10.05 Loan Types.

There shall be two types of loans available under the Plan: A "principal residence loan" and a "general purpose loan." A "principal residence" loan means a loan the proceeds of which are used to pay for costs (excluding mortgage payments) directly related to the purchase of a principal residence for the Borrower. A "general purpose" loan means any loan other than a "principal residence" loan. The maximum loan repayment period for a "principal residence" loan shall be fifteen (15) years, while the maximum loan repayment period for a "general purpose" loan shall be five (5) years. The minimum loan repayment period for any Plan loan shall be six (6) months. A Borrower may have no more than two "general purpose" loans and one "principal residence" loan outstanding at any given time.

10.06 Limitations on Loans.

(a) The maximum loan amount (when added to the outstanding balance from any other loan) shall be the lesser of:

(1) Fifty percent (50%) of total value of the Borrower's Deferral Account, Employee After-Tax Account, Rollover Account, Dividend Reinvestment Account, and the vested portion of the Employee's Company Matching Account; or

                    (2) $50,000.

(b) The $50,000 loan maximum shall be reduced by the highest outstanding total balance of all Plan loans of the Participant (including for this purpose any loans that were transferred to this Plan pursuant to Section 10.02) during the 12 months preceding the date the loan is granted. The maximum loan amount as calculated above shall be rounded down to the nearest $100 increment. The minimum loan amount shall be $1,000

(c) For purposes of determining the number and amounts of outstanding loans, a loan that upon default is treated as a deemed distribution to the Participant shall be treated as an outstanding loan.

(d) The value of an Employee's Defined Company Contributions Account shall not be considered in determining the maximum available loan amount.

10.07 Determination of Reasonable Rate of Interest.

The rate of interest to be charged with respect to a Plan loan shall be determined on a uniform and nondiscriminatory basis by periodic reference to the prime rate as published in the Wall Street Journal as of the last business day of the preceding month, minus 1%. The Committee, or its delegate, shall take reasonable measures to ensure that such rate compares favorably to the interest rate charged regionally by major lending institutions, taking into account the fact that the loan will be fully collateralized and repaid through regular payroll deductions. The Committee, or its delegate, shall be responsible for determining the interest rate to be charged.

10.08 Collateral for Loan.

As security for the loan, the Participant will assign and pledge to the Plan up to 50% of his vested interest in his Account. Loan amounts will be taken first from the Participant's vested portion of his Company Matching Account, then from the Deferral Account, then from the Rollover Account, then from the Employee After-Tax Account, and then from the Dividend Reinvestment Account . Loan amounts shall be withdrawn from each Fund balance and from any sub-Account within an Account on a pro-rata basis. Notwithstanding the immediately preceding sentence, amounts invested through TradeLink shall not be liquidated and withdrawn for a loan unless and until the Member has withdrawn all other available Fund balances credited to the Member's Account. Loan repayments will be credited back to the Participant's Account in proportion to the way the loan was originally taken out of his Account and to the investment funds reflected on the Participant's most recent investment election. The total outstanding balance of a loan may be prepaid without penalty at any time after initiation of the loan. Generally, loan repayments will be made through regular payroll deductions. A Borrower for whom payroll deduction is not possible because he is on an unpaid leave of absence may make loan payments by personal check. Under special circumstances (such as unpaid leaves of absence), the Committee, or its delegate, may require additional collateral for the loan to meet requirements of law.

If a loan is deemed distributed to a Participant under Code 72(p) and has not been repaid (such as by a plan loan offset), then no payment made thereafter to the Participant is treated as a loan for purposes of Code 72(p)(2) unless the loan otherwise satisfies Code 72(p)(2) and either of the following conditions is satisfied:

(a) There is an arrangement among the Plan, the Participant and the Employer, enforceable under applicable law, under which repayments will be made by payroll withholding. For this purpose, an arrangement will not fail to be enforceable merely because a party has the right to revoke the arrangement prospectively.

(b) The Plan receives adequate security from the Participant that is in addition to the Participant's accrued benefit under the Plan.

If, following a deemed distribution that has not been repaid, a payment is made to a Participant that satisfies the conditions in (a) and (b) above for treatment as a Plan loan and, subsequently, before repayment of the new loan, the conditions in (a) and (b) above are no longer satisfied with respect to the new loan (for example, if the Participant revokes consent to payroll withholding), the amount then outstanding on the new loan is treated as a deemed distribution under Code 72(p).

10.09 Termination of Employment.

Upon a Participant's termination of employment with an outstanding loan balance, the balance will be due and payable either by deducting the outstanding amount from the Participant's Account (resulting in a taxable distribution from the Plan whether or not a distribution from the Plan is taken at that time) or by repayment to the Plan of the principal balance (and any accrued interest) then due. If a Participant is on a paid leave of absence, and the loan repayment installments do not exceed the Participant's rate of pay after income and employment tax withholding, then loan repayments shall continue to be made through regular payroll deductions.

If a Participant is on an unpaid leave of absence or a partial paid leave of absence (i.e., loan repayment installments exceed the Participant's rate of pay after income and employment tax withholding), the Participant can elect, prior to the commencement of such leave, either to continue making loan repayments by personal check or automatic bank draft (in lieu of payroll deduction) or to suspend loan repayments. If the Participant elects to suspend loan repayments, the following rules shall apply:

(a) The period of suspension shall not exceed the lesser of twelve (12) months (or such longer period as may apply under Code Section 414(u) in the case of an Eligible Military Leave of Absence that is subject to the provisions of USERRA and the regulations issued thereunder) or the leave of absence period.

(b) The suspension of payments cannot extend the term of the loan beyond the latest permissible date of the loan; provided, however, that in the case of an Eligible Military Leave of Absence that is subject to the provisions of USERRA and the regulations issued thereunder, the suspension of payments cannot extend the term of the loan beyond the latest date permitted under Code Section 72(p) (2) (B), plus the period of the Eligible Military Leave of Absence.

(c) The remaining loan amount shall include interest that accrues during the leave of absence. To the extent required by law, the interest rate cap set forth in the Soldiers' and Sailors' Civil Relief Act of 1940 shall apply during a military leave of absence period.

(d) When the suspension period ends, the Participant shall be required to make an immediate lump sum repayment to bring the loan current, followed by regular repayments thereafter; provided, however, that in the case of an Eligible Military Leave of Absence, the Participant may instead repay the loan in substantially equal installments over the remaining term of the loan, as determined in accordance with Section 10.09(b).

(e) The amount of installments due after the leave ends (or, if earlier, after the first year of the leave or such longer period as may apply under Code 414(u)) must not be less than the amount required under the terms of the original loan.

10.10 Loan Default.

If the Borrower fails to repay the loan or any required installment when due, the Trustee, at the direction of the Committee, shall declare the loan to be in default. If the Borrower fails to cure the default by paying such installment, together with accrued interest, on or before the last day of the calendar quarter following the calendar quarter when the loan repayment or installment was due (unless the Borrower is on a partial or full leave of absence and repayment of the loan has been suspended in accordance with Section 10.09 above), the loan will be treated as a taxable distribution to the Borrower in accordance with the rules of Code 72(p), and the Committee may direct the Trustee to charge the entire outstanding balance of such loan (including accrued interest), or any portion thereof, against the Borrower's Account at such time as will not risk disqualification of the Plan under the Code, and such account shall be reduced by the amount so charged.

ARTICLE XI - TRUST AGREEMENT AND TRUST FUND

11.01 Trust Agreement.

Entergy Corporation or Entergy Services, Inc., on behalf of Entergy Corporation and the Employers, shall participate in a master Trust Agreement with a Trustee or Trustees to be designated by the Committee who shall serve at the pleasure of the Committee. The Trust Agreement shall provide, among other things, for a Trust to be administered by the Trustee to which all contributions shall be paid, and the Trustee shall have such rights, powers and duties as provided in the Trust Agreement. All assets of the Trust shall be held, invested and reinvested in accordance with the provisions of the Trust Agreement and the Plan. The assets of the Trust will not be commingled with other property except in a common trust fund or common investment fund, pursuant to Section 9.06. The Trustee shall be responsible solely for the investment of Trust assets pursuant to the terms of the Trust Agreement and the safekeeping of such assets of the Trust and shall have no responsibility for the operation or administration of the Plan. The Trustee shall have the authority to make distributions and to pay monies on the order of the Committee upon requisitions drawn upon the Trustee. Each Employer shall make contributions to the Fund at such times and in such amounts as the Committee may determine. The Committee may retain an enrolled actuary to certify to the Committee the amount necessary to provide pension benefits to the Participants under the terms of the Plan and the funding method then in effect and to meet any minimum funding standards prescribed by law.

In addition to Entergy Corporation, Entergy Services, Inc., acting on behalf of Entergy Corporation and all Employers, shall be authorized to sign all Trust agreements, amendments and termination documents. Entergy Services, Inc. may, on behalf of the Committee, sign all documents deemed necessary or desirable for the removal or appointment of Trustees.

11.02 Exclusive Benefit.

All contributions paid to the Trustee and all property and funds of the Trust, including income from investments and from all other sources, shall be held for the exclusive benefit of Members and their Beneficiaries. At no time shall any part of the corpus or income of the Trust be used for or diverted to purposes other than for the exclusive benefit of such persons; provided, however, contributions may be refunded if the contribution:

(a) was made conditioned upon an initial favorable IRS ruling and such a ruling is not received;

(b) was made in error; or

(c) was made conditioned upon the contribution being allowed as a deduction and such deduction was disallowed.

ARTICLE XII - INVESTMENT MANAGER

12.01 Appointment.

The Committee may appoint one or more Investment Managers and designate the portion of the assets of the Trust which are to be invested under the direction of any such Investment Manager. Any Investment Manager so appointed must be either (a) an investment adviser registered as such under the Investment Advisers Act of 1940, (b) a bank, as defined in that Act, or (c) an insurance company qualified to perform services in the management, acquisition or disposition of the assets of the Plan under the laws of more than one state; and any Investment Manager so appointed must acknowledge in writing to the Committee and to the Trustee that it is a fiduciary with respect to the Plan.

Entergy Services, Inc. may, on behalf of the Committee, sign all documents deemed necessary or desirable for the removal or appointment of Investment Managers and any other fiduciaries, and for the establishment, amendment or termination of all investment manager agreements, service provider contracts and the like.

12.02 Responsibilities.

An Investment Manager shall manage the investment and reinvestment of that portion of the assets of the Trust which have been designated as its responsibility. No Investment Manager shall provide, directly or indirectly, brokerage services to the Plan. An Investment Manager, who is not also a Trustee, shall not have custody of any assets of the Trust and shall have no responsibility with respect to the administration and operation of the Plan, the safekeeping of the assets of the Trust or the management of assets of the Trust which have not been allocated to such Investment Manager. Notwithstanding the foregoing, if any Investment Manager is a bank or trust company supervised by a state or federal agency, nothing stated herein shall prohibit such Investment Manager from holding assets of the Trust in a common, collective, or commingled trust fund or funds which meet the requirements for qualification under Code 584 or Revenue Ruling 81-100 and which are maintained by such Investment Manager. If assets of the Trust are held in a fund granted exemption under Revenue Ruling 81-100, the terms of the fund plan will be incorporated by reference as an integral part hereof.

ARTICLE XIII- ADMINISTRATION OF THE PLAN

13.01 Committee.

The Employee Benefits Committee, which shall consist of such members and in such numbers as may, from time to time, be appointed by and serve at the pleasure of the chairman of the Committee, shall operate and administer the Plan. The Committee shall have a chairman who shall be appointed from time to time by the Personnel Committee of the Board and the Committee shall appoint a secretary who may be, but need not be, a member of the Committee.

13.02 Maintenance of Records.

The Committee shall maintain all records required for the operation and administration of the Plan and shall have the responsibility for filing all reports or other documents required to be filed with governmental departments, agencies or bureaus and for providing information and materials to Members and their Beneficiaries.

13.03 Rules and Regulations.

The Committee may adopt such rules and regulations as it may deem desirable or necessary for the administration of the Plan on a consistent and nondiscriminatory basis. All actions of the Committee shall be taken with the concurrence of at least a majority of its members, either at a meeting or in writing without a meeting. Written records shall be kept of meetings and actions of the Committee. No member of the Committee shall act on any matter under the Plan in which he alone is personally interested.

13.04 Powers of Committee.

The Committee shall administer the Plan in accordance with its provisions and shall have all powers necessary for such purpose, including but not limited to the power:

(a) to interpret the Plan which power shall be exercised in the sole and exclusive discretion of the Committee, including, without limitation, the sole and exclusive power and discretion to construe and interpret the Plan, including the intent of the Plan and any ambiguous, disputed or doubtful provisions of the Plan;

(b) to resolve all questions concerning the eligibility for benefits under the Plan and to require any person to furnish such information as it may reasonably request as a condition to receiving any benefit under the Plan;

(c) to compute the amount of benefits payable hereunder to Members or their Beneficiaries;

(d) to assign or allocate any of its responsibilities among members of the Committee and to designate one or more persons (other than members of the Committee) to carry out its responsibilities (other than to manage or control the assets of the Plan);

(e) to authorize one or more of its number to exercise any of its powers or to execute or deliver any instrument or make any payment in its behalf;

(f) to employ one or more persons to render advice with respect to any of its responsibilities under the Plan; and

(g) to direct the Trustee concerning all payments that shall be made out of the Trust pursuant to the provisions of the Plan.

Notwithstanding anything which may be contrary to the foregoing, the Committee shall have the sole and exclusive power and discretion in the carrying out of its duties under this Section 13.04. All decisions of the Committee of any type, including the interpretation or construction of the Plan, shall be final and binding on all parties and shall not be disturbed unless the Committee's decisions are arbitrary and capricious.

13.05 Benefit Claims and Appeals Procedure.

Any claim for benefits or appeal from a denial of benefits under the Plan shall be filed in accordance with the following procedures and such other claims procedures as may be established by the Committee from time to time. Notice of the decision on such claim or appeal shall be provided in accordance with the provisions of ERISA.

(a) Initial Denial. Each Employee who claims entitlement to any benefit under the Plan, or his duly authorized representative (a "Claimant"), may submit a claim with respect to that benefit or right. All such claims shall be submitted in writing to the Claims Administrator and shall be accompanied by such information and documentation as the Claims Administrator determines is required to make a ruling on the claim. Upon receipt of a claim hereunder, the Claims Administrator shall consider the claim and shall render a decision and communicate the same to the Claimant. If a claim for benefits is denied, in whole or in part, a Claimant shall receive written notification from the Claims Administrator. This notification shall be written in a manner calculated to be understood by the Claimant and shall include:

(1) the specific reason(s) for the adverse determination;

(2) reference to the specific Plan provisions on which the determination is based;

(3) a description of any additional material or information necessary for the Claimant to perfect the claim and an explanation of why such material or information is necessary; and

(4) an explanation of the Plan's appeal procedures and the time limits applicable to such procedures, including a statement of the Claimant's right to bring a civil action under Section 502(a) of ERISA following an adverse benefit determination on review.

The Claims Administrator shall render a decision within 90 days after receipt of the claim, unless special circumstances beyond the control of the Claims Administrator require an extension of time for processing the claim. If such an extension of time for processing is required, this 90-day period may be extended up to an additional 90 days if the Claims Administrator notifies the Claimant prior to the expiration of the original 90-day period of the circumstances requiring the extension, and the date by which the Claims Administrator expects to render its decision. For a claim that a Participant is totally and permanently disabled, the Claims Administrator shall render a decision within 45 days after receipt of the claim, unless special circumstances beyond the control of the Claims Administrator require an extension of time for processing the claim. If such an extension of time for processing is required, this 45-day period may be extended up to an additional 30 days if the Claims Administrator notifies the Claimant prior to the expiration of the original 45-day period of the circumstances requiring the extension, and the date by which the Claims Administrator expects to render its decision. If the Claims Administrator is unable due to matters beyond its control to make a determination within the first 30-day extension, the 30 day extension period may be extended for an additional 30 days, if the Claims Administrator notifies the Claimant prior to the expiration of the first 30 day extension of the circumstances requiring the second extension, and the date by which the Claims Administrator expects to render its decision. The period of time within which a benefit determination is required to be made, as set forth above, shall begin at the time a claim is filed in accordance with reasonable procedures established by the Claims Administrator, without regard to whether all the information necessary to make a benefit determination accompanies the filing. If a claim for benefits is denied, the Claimant may appeal the denial as provided in Section 13.05(b) below.

(b) Appeals Procedure. When there is an adverse benefit determination of a benefits claim, the Claimant (an "Appellant") shall have the right to file an appeal with the Claims Appeal Administrator and follow the appeal procedure herein set forth. The term "adverse benefit determination" means any of the following: a denial, reduction, or termination of, or a failure to provide or make payment (in whole or in part) for, a benefit, including any such denial, reduction, termination, or failure to provide or make payment that is based on a determination of an individual's eligibility to participate in the Plan. All appeals shall be in writing, and shall set forth the reasons why the Appellant believes the adverse benefit determination is erroneous. The Appellant may be represented by counsel, or by another representative authorized in writing by Appellant. The Appellant, or his counsel or duly authorized representative, may submit written comments, documents, records, and other information relating to the benefit claim. In addition, the Appellant shall have reasonable access, upon request and at no charge, to all documents, records, and other information relevant to the Appellant's claim for benefits. The expense of a paid representative shall be borne by the Appellant.

An appeal of a denied claim for benefits must be filed with the Claims Appeal Administrator in writing within 60 days after the Appellant's receipt of notification of the Claims Administrator's decision or, if the Appellant did not receive notification, within 60 days after the 90-day period provided for in Section 13.05(a) has lapsed. The written request for review of any denied claim for benefits or other disputed matter should be sent directly to the Claims Appeal Administrator. The Claims Appeal Administrator shall conduct a full and fair review of the entire claim taking into account all comments, documents, records and other information submitted by the Appellant relating to the claim, without regard to whether such information was submitted or considered in the initial benefit determination.

The Claims Appeal Administrator shall provide a written response to the appeal within 60 days after it is received, unless special circumstances beyond the control of the Claims Appeals Administrator require an extension of time for processing the appeal. If such an extension of time for processing is required, this 60-day period may be extended up to an additional 60 days if the Claims Appeals Administrator notifies the Appellant prior to the expiration of the original 60-day period of the circumstances requiring the extension, and the date by which the Claims Appeal Administrator expects to render its decision. The Claims Appeal Administrator shall provide a written response to the appeal within 45 days after it is received if the appeal is a denial of a claim that a Participant is totally and permanently disabled, unless special circumstances beyond the control of the Claims Appeals Administrator require an extension of time for processing the appeal. If such an extension of time for processing is required, this 45-day period may be extended up to an additional 45 days if the Claims Appeals Administrator notifies the Appellant prior to the expiration of the original 45-day period of the circumstances requiring the extension, and the date by which the Claims Appeal Administrator expects to render its decision. The period of time within which a benefit determination on review is required to be made, as set forth above, shall begin at the time an appeal is filed in accordance with reasonable procedures established by the Claims Appeal Administrator, without regard to whether all the information necessary to make a benefit determination on review accompanies the filing. In the event that a period of time is extended due to an Appellant's failure to submit information necessary to decide a claim, the period for making the benefit determination on review shall be tolled from the date on which the notification of the extension is sent to the Appellant until the date on which the Appellant responds to the request for additional information.

The Claims Appeal Administrator shall provide the Appellant with written notification of the Plan's benefit determination on review. This notification shall be written in a manner calculated to be understood by the Appellant and shall include:

(1) the specific reason(s) for the adverse determination;

(2) reference to the specific Plan provisions on which the determination is based;

(3) a statement that the Appellant is entitled to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records, and other information relevant to the Appellant's claim for benefits; and

(4) a statement of the Appellant's right to bring a civil action under Section 502(a) of ERISA following an adverse benefit determination on review.

All decisions relating to the merits of any claim, including all decisions as to the amount, manner and time of payment of any benefits under the Plan, shall be made solely by the Claims Appeal Administrator, and the interpretation and construction by the Claims Appeal Administrator of any provisions of the Plan and their exercise of any discretion granted under the Plan shall be final and binding upon the Appellant, his beneficiaries, heirs, and assigns and all other persons claiming by, through or under him. No claimant shall institute any action or proceeding in any state or federal court of law or equity, or before any administrative tribunal or arbitrator, for a claim for benefits under the Plan, until he has first exhausted the procedures set forth in this section.

13.06 Funding Policy.

The Committee shall establish and carry out a funding policy and method consistent with the objectives of the Plan.

13.07 Acts or Omissions of Delegates.

The Committee (and the secretary thereof) shall not be liable for the acts or omissions of (a) any person or persons to whom any authority, power or responsibility has been allocated pursuant to Section 13.04, or (b) any person or persons who have been designated to carry out any such authority, power or responsibility pursuant to Section 13.04 except to the extent it shall have violated the requirements of ERISA.

13.08 Indemnification.

Each Employer, to the extent permitted by law, shall indemnify and hold harmless the Personnel Committee of the Board, the members of the Committee, the secretary of the Committee, and any employee of a System Company from and against any and all loss, damages, liability and reasonable costs and expenses incurred in carrying out its or his responsibilities under the Plan, unless due to the bad faith or willful misconduct of such entity or person, provided that such entity's or individual's attorneys fees and any amount paid in settlement shall be approved by the Employer.

13.09 Expenses.

Members of the Committee shall serve without compensation. All expenses of the Committee and of the administration of the Plan (excluding those expenses payable from particular Funds as described in Section 15.05) may be paid out of forfeitures, and any expenses which are not paid out of the forfeitures shall be paid by the Employers.

ARTICLE XIV - AMENDMENT AND TERMINATION

14.01 Amendment.

The Plan may be amended, from time to time, by resolution of the Board or the Personnel Committee of the Board; provided, however, that any amendment that would cause the Plan to cease to meet the requirements of Code  401(a), unless such result shall have been specifically intended as evidenced by an express statement of such intention in the resolution adopting such amendment, shall be null and void. Any Plan amendment shall be evidenced by a certificate of amendment executed by any of the respective officers of Entergy Corporation or such other person or persons from time to time authorized to make such changes by the Board or the Personnel Committee of the Board. Notwithstanding the foregoing and subject to rescission or limitation of such authority by action of the Board or the Personnel Committee of the Board, the office of the Senior Vice-President, Human Resources and Administration for Entergy Services, Inc. shall have the authority, without Board or Personnel Committee prior approval, to amend the Plan for regulatory purposes, or for Plan matters that are administrative in nature and have nominal cost implications, or that implement employee benefit commitments under the Plan for certain employees in connection with any transaction previously approved by the Board or the Personnel Committee of the Board, or to conform to all terms and conditions of a collective bargaining agreement pursuant to which retirement benefits are the subject of good faith bargaining by and between the representatives of the applicable Bargaining Employees of the Employer and the Employer. Notwithstanding the foregoing, no such amendment to the Plan shall cause any of the assets of the Trust to be used for or be diverted to any purpose other than the exclusive benefit of Members or their Beneficiaries. At no time prior to September 1, 2010 may any amendment of the Plan be made that would reduce the Company Matching Contributions from 60% of the first 6% of the Employee's Deferral Contributions (excluding Catch-Up Deferral Contributions) and Employee After-Tax Contributions or eliminate the Defined Company Contributions as to operating, maintenance and construction Employees who are covered by the terms of a collective bargaining agreement between the Employer and Local 150 of the Utility Workers Union of America, AFL-CIO, represented by its Michigan State Council, and whose principal work location is the Palisades Nuclear Power Plant in Covert, Michigan or the Big Rock Independent Spent Fuel Storage Installation in Charlevoix County, Michigan . Furthermore, no such amendment may retroactively reduce a Member's Account or have the effect of reducing the nonforfeitable percentage of a Member's Account below the nonforfeitable percentage thereof on the date such amendment is made or becomes effective, whichever is later.

14.02 Termination.

The Plan may be terminated, in whole or in part, at any time, by resolution of the Board or the Personnel Committee of the Board. Except as provided in Section 17.02, upon such termination, partial termination or discontinuance, the rights of affected Members and their Beneficiaries shall become vested and the Trustee shall be directed to liquidate the Trust. A Member or Beneficiary shall receive his benefit from the Trust at such time as the Committee directs. In determining the value of each Member's Company Matching Account, any forfeitures remaining after payment of all expenses and required Employer contributions shall be allocated among the Company Matching Accounts in the proportion that each Member's Company Matching Account bears to the total of all Company Matching Accounts. In no event may the assets of the Trust be made available or revert to any Employer except as provided in Section 11.02.

ARTICLE XV - GENERAL PROVISIONS

15.01 Source of Payment.

Benefits under this Plan shall be payable only out of the Trust or through the use of annuity contracts purchased with assets of the Trust, and no Employer shall have any legal obligation, responsibility or liability to make any direct payment of benefits due under the Plan. Neither any Employer nor the Trustee makes any guarantee to Members or Beneficiaries against the loss or depreciation in the value of the Trust or guarantees the payment of any benefits hereunder. No persons shall have any right under the Plan with respect to the Trust or any System Company except as specifically provided for herein.

15.02 Inalienability of Benefits.

Except to the extent otherwise provided by law or by the issuance of a Qualified Domestic Relations Order (within the meaning of Code 414(p)), no person shall have the right to assign, alienate, transfer, hypothecate or otherwise subject to lien his interest in or his benefit under the Plan; nor shall benefits under the Plan be subject to any claims of any creditor. Notwithstanding the foregoing, a Participant's benefits provided under the Plan may be offset by an amount that the Participant is ordered or required to pay to the Plan pursuant to a judgment, order, decree or settlement meeting the requirements of Code 401(a)(13)(C).

15.03 Merger or Consolidation.

In the event of any merger or consolidation of the Plan with, or transfer of any assets or liabilities of the Plan to, any other plan each Member shall be entitled to receive a benefit immediately after such merger, consolidation, or transfer (computed as if such other plan had then terminated) which is equal to or greater than the benefit he would have been entitled to receive immediately before such merger, consolidation, or transfer (computed as if the Plan had then terminated).

15.04 No Rights to Employment.

The Plan confers no right upon any Employee to continue his employment with the Employers or any System Company.

15.05 Payment of Expenses.

Brokerage commissions, transfer taxes, fees and other expenses directly related to the acquisition or disposition of securities or the management of a given Fund shall be paid from the assets of the appropriate Fund. All other expenses that shall arise in connection with the administration of this Plan and the Trust, including, but not limited to, the compensation of the Trustee and of any accountant, counsel, other expert or other person who shall be employed in connection with the administration thereof, at the direction of the Committee, may be paid from any forfeitures which arise under the Plan. With the exception of those certain expenses payable from a given Fund as described above and to the extent expenses are not paid by forfeitures pursuant to Section 13.10, they shall be paid by the Employers.

15.06 Controlling Law.

The administration of the Plan, and any Trust established thereunder, shall be governed by the laws of the State of Louisiana, except to the extent preempted by the laws of the United States, and any persons or corporations who now are or shall subsequently become parties to the Plan shall be deemed to consent to this provision.

15.07 Qualified Military Service.

Notwithstanding any provision of this Plan to the contrary, contributions, benefits and Vesting Service credit with respect to a period of Eligible Military Leave of Absence shall be provided in accordance with Code 414(u) and the final regulations promulgated under the Uniformed Services Employment and Reemployment Rights Act of 1994, as amended.

15.08 Gender Reference.

Wherever appropriate, the masculine pronoun as used herein shall include the feminine, and the singular shall include the plural.

ARTICLE XVI - ADOPTION OF THE PLAN BY SYSTEM COMPANIES

16.01 Adoption Procedure.

The adoption of the Plan by a System Company shall be by appropriate action of its board of directors or other governing body, or shall be in accordance with such procedures as may have been established by such System Company with respect to the adoption of employee benefit plans by the System Company. By so adopting the Plan, the adopting System Company shall become a participating Employer under the Plan and shall thereby agree to be bound by all the terms, provisions, conditions and limitations of the Plan. Such adoption instrument shall be in a form as prescribed by the Plan Administrator and shall indicate the effective date of the adoption of the Plan by the System Company. The Board or the Personnel Committee of the Board may determine the extent to which service of the employees of any such System Company prior to the date such System Company became a System Company shall be counted as Vesting Service and may otherwise determine the terms and conditions upon which any such System Company may adopt the Plan.

ARTICLE XVII - WITHDRAWAL OF A COMPANY FROM THE PLAN

17.01 Withdrawal.

Entergy Corporation may withdraw from the Plan at any time by action of the Board or the Personnel Committee of the Board. Any other System Company which has adopted the Plan in accordance with Article XVI may withdraw from the Plan by giving at least thirty days' written notice of its intention to withdraw to the Board or to the Personnel Committee of the Board, and any System Company which has ceased to be a System Company or has failed to make its contribution to the Plan shall withdraw upon the request of the Board or the Personnel Committee of the Board.

17.02 Disposition of Assets.

In the event of such withdrawal from the Plan the portion of the funds accumulated under the Plan that is attributable to the withdrawing company shall be determined. The amount so determined shall, at the option of the board of directors of the withdrawing company, either

(a) be held and dealt with under insurance contracts or by a trustee or trustees designated by the withdrawing company as part of a separate fund according to the terms of this Plan or according to the terms of a new plan containing essentially the same terms and provisions as this Plan; or

(b) be immediately distributed or otherwise dealt with in accordance with the provisions of Section 14.02; or

(c) #9; be applied in any combination of (a) and (b).

ARTICLE XVIII - TOP HEAVY PROVISIONS

18.01 Top Heavy Defined.

For purposes of this Section XVIII, the Plan shall be "Top Heavy" with respect to any Plan Year if, as of the last day of the preceding Plan Year (or in the case of the first Plan Year, the last day of the first Plan Year), the present value, as determined as of the same valuation date and using the same interest rates used for computing plan costs for minimum funding, of the cumulative accrued benefits for Key Employees, under the Plan, and all other plans in the "aggregation group," computed in accordance with Code  416 and the regulations issued thereunder, exceeds 60% of the present value of the cumulative accrued benefits under all such plans for all employees. The present values of accrued benefits and the account balances of an Employee as of the Determination Date shall be increased by the distributions made with respect to the Employee under the Plan and any plan aggregated with the Plan under Code 416(g)(2) during the 1-year period ending on the Determination Date. The preceding sentence shall also apply to distributions under a terminated plan which, had it not been terminated, would have been aggregated with the Plan under Code 416(g)(2)(A)(i). In the case of a distribution made for a reason other than separation from service, death or disability, this provision shall be applied by substituting "5-year period" for "1-year period."

For purposes of this Section, "aggregation group" shall mean either (a) required aggregation group where (i) each plan of the Employer which a "Key Employee" is a Participant, and (ii) each other plan of the Employer which enables any plan described in (i), above, to meet the anti-discrimination or participation requirements of the Code or (b) permissive aggregation group where Entergy Corporation may treat any plan not required to be aggregated pursuant to (a) as being part of such group if such group would continue to meet the requirements of Code  401(a)(4) and 410 with such plan being taken into account.

If a Participant in a defined benefit plan required to be aggregated with this Plan is a Non-Key Employee, his accrued benefit shall be determined using the accrual method, if any, uniformly applied to all defined benefit plans maintained by the Employer or, if there is no such uniform method, in accordance with the slowest accrual rate permitted, under the fractional accrual method as described in Code  411(b)(1)(C).

For purposes of this Section, if a Participant is a Non-Key Employee with respect to the Plan for any Plan Year, but such Participant was a Key Employee with respect to such Plan for any prior Plan Year, any accrued benefit for such Participant shall not be taken into account. The accrued benefits and accounts of any individual who has not performed services for a System Company during the 1-year period ending on the Determination Date shall not be taken into account. In addition, if a Participant has not received any compensation from the Employer (other than benefits under the qualified plans of the Employer) at any time during the 1-year period ending on the Determination Date, any accrued benefit for such Participant (and the account of such Participant) shall not be taken into account.

For Purposes of the Article XVIII, the following definitions shall apply:

(a) "Determination Date" shall mean the last day of the preceding Plan Year. However, with respect to the first Plan Year of the Plan, "Determination Date" shall mean the last day of the first Plan Year.

(b) Key Employee. Any Employee or former Employee (including any deceased Employee) who at any time during the Plan Year that includes the Determination Date was an officer of the Employer having annual compensation greater than $130,000 (as adjusted under Code 416(i)(1) for Plan Years beginning after December 31, 2002), a 5-percent owner of the Employer, or a 1- percent owner of the Employer having annual compensation of more than $150,000. For this purpose, annual compensation means compensation within the meaning of Code 415(c)(3). The determination of who is a Key Employee will be made in accordance with Code 416(i)(1) and the applicable regulations and other guidance of general applicability issued thereunder.

(c) Non-Key Employee. Any Employee or former Employee who is not a Key Employee.

18.02 Special Contribution.

For any Plan Year with respect to which the Plan is deemed Top Heavy, the Employers shall make a special contribution on behalf of each Member who is a Non-Key Employee with respect to such Plan Year in an amount which, when added to the Employers' contribution, if any, made on behalf of such Member for such Plan Year pursuant to Articles IV and V, equals 3% of his compensation as defined in Section 6.04(a). Any such special Employers' contribution shall be credited to such Member's Company Matching Account. Notwithstanding the foregoing provisions of this Section 18.02, if a Member in the Plan is also a Member in a defined benefit plan of the Employers, then for each Plan Year with respect to which the Plan is Top Heavy, such Member's accrual of a minimum benefit under the Retirement Plan or such other defined benefit plan in accordance with Code 416(c)(1) shall be deemed to satisfy the special Employers' contribution requirement of this Section 18.02.

18.03 Minimum Benefits; Company Matching Contributions.

Company Matching Contributions shall be taken into account for purposes of satisfying the minimum contribution requirements of Code 416(c)(2) and the Plan. The preceding sentence shall apply with respect to Company Matching Contributions under the Plan or, if the Plan provides that the minimum contribution requirement shall be met in another plan, such other plan. Company Matching Contributions that are used to satisfy the minimum contribution requirements shall be treated as matching contributions for purposes of the actual contribution percentage test and other requirements of Code 401(m).

18.04 Nonforfeitable Rights.

In the event the Plan is deemed "Top Heavy" pursuant to Section 18.01, a Member who ceases to be an Employee shall have a nonforfeitable right to his entire account balance, including those amounts attributable to the special contributions under this Article XVIII. Notwithstanding the foregoing, if the Plan is deemed Top Heavy and ceases to be such in a Subsequent Plan Year, a Participant with three or more years of Vesting Service shall continue to have a nonforfeitable right to his entire account balance.

IN WITNESS WHEREOF, ENTERGY CORPORATION has caused this instrument to be executed by its duly authorized representative on this 9th day of April, 2007, to be effective as of the Effective Date.

ENTERGY CORPORATION
through the undersigned duly appointed and authorized representative

/s/ Terry Seamons

TERRY SEAMONS
Senior Vice-President,
Human Resources and Administration